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                                                                     Exhibit 4.3
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                                                                  EXECUTION COPY
                                                                  --------------


                             CCPR SERVICES, INC.,

                                   as Issuer

                                      and

                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.,

                                 as Guarantor

                                      and

                           THE CHASE MANHATTAN BANK,

                                  as Trustee
                   ________________________________________


                             SERIES A AND SERIES B

                    10% SENIOR SUBORDINATED NOTES DUE 2007

                   ________________________________________

                              ___________________

                                   INDENTURE

                         DATED AS OF January 31, 1997

                              ___________________


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     This Indenture, dated as of January 31, 1997, is among CCPR Services, Inc., a Delaware corporation ("Services" or the "Issuer"), Cellular Communications of Puerto Rico, Inc., a Delaware corporation ("CCPR" or the "Guarantor") and The Chase Manhattan Bank, a New York corporation, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of Services' 10% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and Services' 10% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.01.  DEFINITIONS.

     "Administrative Headquarters Lease" means the lease and leasehold improvement for Services' administrative headquarters that are being constructed in Guaynabo, Puerto Rico.

     "Administrative Services Agreement" means that certain Administrative Services Agreement by and among Services, CCPR and CoreComm as in effect on the Issue Date.

     "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Annualized Operating Cash Flow" on any date, means with respect to any Person, the Operating Cash Flow for the Reference Period multiplied by four.

     "Annualized Operating Cash Flow Ratio" on any date (the "Transaction Date") means, with respect to any Person and its Subsidiaries, the ratio of (i) consolidated Indebtedness of such Person and its Subsidiaries on the Transaction Date (after giving pro forma effect to the incurrence of such Indebtedness) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all acquisitions or dispositions of businesses made by such Person and its Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such acquisition or disposition had occurred at the beginning of such Reference Period); provided, that for purposes of such computation, in calculating Annualized Operating Cash Flow and consolidated Indebtedness, (a) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness or to acquire businesses) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been
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the applicable rate for the entire period; and (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period. When the foregoing definition is used in connection with Services, CCPR and the Restricted Subsidiaries, references to a Person in the foregoing definition shall be deemed to refer to CCPR and references to Subsidiaries in the foregoing definition shall be deemed to refer to Services and the Restricted Subsidiaries.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of Services or CCPR, as applicable, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capitalized Lease Obligations" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

     "Cash Equivalents" means (i) Securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and
(iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

     "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of Services or CCPR, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13 (d) and 14 (d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the equity of the transferee, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13 (d) and 14 (d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the equity of Services or CCPR then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Services or CCPR (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Services or CCPR was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason, other than as a result of an authorized reduction in the number of directors that constitute the Board of Directors, to constitute a majority of the Board of Directors of Services or CCPR then in office at the time of such determination.

     "Change of Control Triggering Event" shall mean the occurrence of both a Change of Control and a Rating Decline.

     "Company" means CCPR and its Subsidiaries, including Services.

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to the Capitalized Lease Obligations) of such Person and its consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable by such Person or any of its consolidated Subsidiaries in respect of preferred stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Services or CCPR, as the case may be, to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. When the foregoing definition is used in connection with Services, CCPR and the Restricted Subsidiaries, references to a Person in the foregoing definition shall be deemed to refer to CCPR and references to Subsidiaries in the foregoing definition shall be deemed to refer to Services and the Restricted Subsidiaries.

     "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its consolidated Subsidiaries for such period determined (on a consolidated basis) in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) (i) all extraordinary gains and losses and gains and losses that are nonrecurring (including as a result of Asset Sales outside the ordinary course of business), (ii) the net income, if positive, of any Person, that is not a Subsidiary in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person that both (x) are actually paid in cash to such Person or a Subsidiary of such Person during such period and (y) when taken together with all other dividends and distributions paid during such period in cash to such Person or a Subsidiary of such Person, are not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period, (iii) except as provided in the definition of "Annualized Operating Cash Flow Ratio," the net income (or loss) of any Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary. When the foregoing definition is used in connection with Services, CCPR and the Restricted Subsidiaries, references to a Person in the foregoing definition shall be deemed to refer to CCPR and references to Subsidiaries in the foregoing definition shall be deemed to refer to Services and the Restricted Subsidiaries.

     "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to Services.

     "Credit Agreement" means, at any time of determination, the credit facility or loan agreement designated by Services to be the "Credit Agreement," as amended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, which at no time will exceed $75 million. There can only be one such credit facility or loan agreement designated to be the "Credit Agreement" at any one time.

     "Cumulative Interest Expense" means Consolidated Interest Expense of the Company for the period beginning on February 1, 1997, through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

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     "Cumulative Operating Cash Flow" means Operating Cash Flow of the Company for the period beginning on February 1, 1997, through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Note" means a Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Debt permitted under this Indenture, the principal amount of which is $5 million or more and that has been designated by Services as "Designated Senior Debt."

     "Disqualified Capital Stock" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be so redeemed or repurchased solely in consideration of Qualified Capital Stock of Services or CCPR.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Group" means a "group" (as such term is used in Sections 13 (d) and 14 (d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the Capital Stock of Services or CCPR "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Capital Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

     "Excluded Person" means (i) George S. Blumenthal, (ii) J. Barclay Knapp,
(iii) a Permitted Designee of Mr. Blumenthal or Mr. Knapp and (iv) CoreComm and any Subsidiary or successor thereto.

     "Existing Indebtedness" means Indebtedness of Services, CCPR or the Restricted Subsidiaries in existence and outstanding on the Issue Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or, if FASB ceases to exist, any successor thereto; provided, however, that for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

     "Global Note" means the Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note.

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     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means CCPR's guarantee under this Indenture.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date or to financial institutions, which obligations are not being contested in good faith and for which appropriate reserves have been established) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(b) all obligations of such Person under Interest Swap and Hedging Obligations;
(c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (d) all Disqualified Capital Stock of such Person and all preferred stock of such Person's Subsidiaries; and (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d) or this clause (e), whether or not between or among the same parties; provided that the outstanding principal amount at any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date.

     "IAI Global Note" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc and Wasserstein Perella & Co., Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Swap and Hedging Obligations" means any obligations of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of this Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

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     "Investment" by any Person in any other Person means, without duplication,
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of Services or CCPR of any Person to be an Unrestricted Subsidiary. For purposes of Section 4.05 hereof, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the fair market value of such Investment plus the fair market value of all additional Investments by Services, CCPR or any of the Restricted Subsidiaries at the time any such Investment is made; provided that, for purposes of this sentence, the fair market value of net assets in excess of $5,000,000 shall be as determined by an independent appraiser of national reputation.

     "Investment Grade" means BBB or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that Services shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

     "Issue Date" means the date of the first issuance of the Notes under this Indenture.

     "Junior Indebtedness" means Indebtedness of Services that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the Notes is paid in full and (ii) is subordinate and junior in right of payment to the Notes in all respects.

     "Letter of Transmittal" means the letter of transmittal to be prepared by Services and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banks in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

     "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Maturity Date" means, when used with respect to any Note, the date specified on such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to Sections 4.13, 4.14 and 6.02 hereof).

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by Services, CCPR and the Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (A) any note or installment receivable at any time or (B) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the

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amount (estimated in good faith by the Board of Directors of Services or CCPR, as the case may be) of income, franchise, sales and other applicable taxes required to be paid by Services, CCPR or any Restricted Subsidiary in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Senior Debt of Services or CCPR or Indebtedness of the Restricted Subsidiaries, as the case may be, which is required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of Services, CCPR or any of the Restricted Subsidiaries, as the case may be.

     "Net Pops" of any Person with respect to any System means the Pops of the area served by such System multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission or another appropriate governmental regulatory authority to construct or operate a System in that area.

     "Net Proceeds" means the aggregate net proceeds (including the fair market value of non-cash proceeds constituting equipment or other assets of a type generally used in a Related Business in an amount reasonably determined by the Board of Directors of Services or CCPR for amounts under $5,000,000 and by a financial advisor or appraiser of national reputation for equal or greater amounts) received by a Person from the sale of Qualified Capital Stock (other than to a Subsidiary of such Person) after payment of out-of-pocket expenses, commissions and discounts incurred in connection therewith.

     "Non-Recourse Restricted Subsidiary" means any Person that would otherwise be a Restricted Subsidiary of Services or CCPR but is designated as a Non-Recourse Restricted Subsidiary in a resolution of the Board of Directors of Services or CCPR, so long as no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is guaranteed by Services, CCPR or any of the Subsidiaries, (ii) is recourse to or obligates Services, CCPR or any of the Subsidiaries in any way or (iii) subjects any property or asset of Services, CCPR or any of the Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction of any portion of such Indebtedness or other obligations.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligation" means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against Services in a bankruptcy case under Federal bankruptcy law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

     "Offer" means a Change of Control Offer pursuant to Section 4.13 hereof or an Asset Sale Offer pursuant to Section 4.14 hereof.

     "Offering Memorandum" means the Offering Memorandum of Services, dated January 28, 1997, relating to the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of Services or CCPR, as applicable, by two Officers of Services or CCPR, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Services or CCPR, as applicable, that meets the requirements of Section 12.05 hereof.

     "Operating Cash Flow" of any Person means (a), with respect to any period, the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its consolidated Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, less (c) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period. When the foregoing definition is used in connection with Services, CCPR and the Restricted Subsidiaries, references to a Person in the foregoing definition shall be deemed to refer to CCPR and references to Subsidiaries in the foregoing definition shall be deemed to refer to Services and the Restricted Subsidiaries.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to Services, CCPR, any Subsidiary of Services or CCPR or the Trustee.

     "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Permitted Designee" means (i) a spouse or a child of a Permitted Holder,
(ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

     "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

     "Permitted Investment" means (i) Investments in Cash Equivalents; (ii) Investments in Services, CCPR or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary); (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (B) the Acquired Person immediately thereupon either
(1) is merged or consolidated with or into Services, CCPR or any of the Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary) and the surviving Person is Services, CCPR or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, Services, CCPR or any of the Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary); (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale (other than those of a Non-Recourse Restricted Subsidiary) and any investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Related Business, that complies with Section 4.14 hereof; (vi) any Investment pursuant to the terms of the agreements described in or referred to in the Offering Memorandum under the caption "Reorganization" or "Certain Relationships and Related Transactions," as such agreements were in effect on the Issue Date;
(vii) any guarantee issued by a Restricted Subsidiary in respect of Senior Debt, or in respect of Indebtedness described in Section 4.07(b)(ix), in each case incurred in compliance with this Indenture; (viii) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of Services, CCPR or a Restricted Subsidiary; (ix) Investments in Non-Recourse Restricted Subsidiaries with the proceeds of contributions irrevocably and unconditionally received without restriction by Services from CCPR; and (x) customary loans or advances made in the ordinary course of business to officers, directors or employees of Services, CCPR or any of the Restricted Subsidiaries for travel, entertainment and moving and other relocation expenses.

     "Permitted Junior Securities" means Equity Interests in Services or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture.

     "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Services or

CCPR in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days and
(ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Services or CCPR in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by Services, CCPR or any of the Restricted Subsidiaries) or interfere with the ordinary conduct of the business of Services, CCPR or any of the Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation; (h) Liens in favor of the Trustee arising under this Indenture; (i) Liens securing Senior Debt that was incurred in accordance with Section 4.07; (j) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into Services, CCPR or a Restricted Subsidiary, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (k) Liens arising from Purchase Money Indebtedness permitted under this Indenture; (l) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness; and (m) Liens in favor of Services, CCPR or a Wholly Owned Restricted Subsidiary.

     "Person" means any corporation, individual, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Pops" means the estimate of the population of an area as derived from the most recent Rand McNally Commercial Atlas or if such statistics are no longer printed in the Rand McNally Commercial Atlas or the Rand McNally Commercial Atlas is not published, such other recognized source of such information.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

     "Purchase Agreement" means that certain purchase agreement dated January 28, 1997 by and among Services, CCPR and the Initial Purchasers.

     "Purchase Money Indebtedness" means Indebtedness of Services, CCPR or the Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of Services, CCPR or the Restricted Subsidiaries, provided, that the recourse of the lenders with respect to such Indebtedness is limited solely to the property or assets so purchased without further recourse to either Services, CCPR or any of the Restricted Subsidiaries.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" means any Capital Stock of a Person that is not Disqualified Capital Stock.

     "Rating Agencies" means (i) S&P and (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by Services, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g. with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means that date which is 90 days prior to the earlier of (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or the intention by Services or CCPR to effect a Change of Control.

     "Rating Decline" shall mean the occurrence on, or within six months after, the date of public notice of the occurrence of a Change of Control or the intention by Services to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of any of the following events: (a) in the event the Notes are rated by both Moody's and S&P on the Rating Date as Investment Grade, the rating of the Notes by either Rating Agency shall be below Investment Grade, (b) in the event the Notes are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes by such Rating Agency shall be below Investment Grade, or (c) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Reference Period" with regard to any Person means the last full fiscal quarter of such Person for which financial information (which Services and CCPR, as the case may be, shall use their best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference (or if such Indebtedness or Disqualified Capital Stock does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Indebtedness or Disqualified Capital Stock), not to exceed the sum of (x) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, (y) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness and (z) all other customary fees and expenses of Services, CCPR or such Restricted Subsidiary reasonably incurred in connection with such refinancing; provided, that (A) Refinancing Indebtedness issued by any Restricted Subsidiary shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary, (B) Refinancing Indebtedness shall (x) not have a Weighted Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installments of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal (or redemption payment) of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity of the Notes.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 31, 1997 by and among Services, CCPR and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Regulation S Temporary Global Note" means a single temporary global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Related Business" means any business directly related to the ownership, development, operation or acquisition of communications or media systems or services.

     "Related Person" means, with respect to any Person, (i) any Affiliate of such Person or any spouse, immediate family member, or other relative who has the same principal residence of any Affiliate of such Person and (ii) any trust in which any Person described in clause (i) above have a beneficial interest.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note that bears the Private Placement Legend.

     "Restricted Global Note" means the Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

     "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock of such Person or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries, (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any Indebtedness of Services or CCPR (other than the scheduled repayment thereof at maturity and any mandatory redemption or mandatory repurchase thereof pursuant to the terms thereof) by such Person or a Subsidiary of such Person that is subordinate in right of payment to the Notes (other than in exchange for Refinancing Indebtedness permitted to be incurred under this Indenture and except for any such defeasance, redemption, repurchase, other acquisition or payment in respect of Indebtedness held by any Restricted Subsidiary) and (iv) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on shares of Capital Stock of Services, CCPR or any Restricted Subsidiary solely in shares of Qualified Capital Stock, (ii) any dividend, distribution or other payment to Services, CCPR, or any dividend to any of the Restricted Subsidiaries by any of the Subsidiaries, (iii) any dividend, distribution or other payment by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock and
(iv) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary (other than Non-Recourse Restricted Subsidiaries) held by Persons other than Services, CCPR or any of the Restricted Subsidiaries.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" means any Subsidiary of CCPR or any future subsidiary of Services which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of CCPR or Services, as the case may be, may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and after giving effect to such designation, there would exist no Default or Event of Default and CCPR or Services, as the case may be, could incur at least $1.00 of Indebtedness pursuant to Section 4.07(a) hereof, on a pro forma basis taking into account such designation.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Note" means a permanent global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated under the Securities Act.

     "S&P" means Standard & Poor's Rating Group and its successors.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means all Indebtedness of Services or CCPR (including, with respect to the Credit Agreement, all Obligations thereunder), including interest thereon, whether outstanding on the Issue Date or thereafter incurred, other than (a) Indebtedness that is expressly subordinated or junior in right of payment to any Indebtedness of Services or CCPR, (b) Indebtedness represented by Disqualified Capital Stock, (c) any liability for federal, state, local or other taxes owed or owing by Services or CCPR, (d) Indebtedness of Services or CCPR to any Subsidiary of Services or CCPR or any Affiliate of Services or CCPR (other than Purchase Money Indebtedness constituting at least 75% but not more than 100% of the cost of wireless cellular communication system equipment and other related fixed assets, incurred in compliance with Section 4.07 hereof),
(e) trade payables and (f) Indebtedness incurred in violation of this Indenture.

     "Significant Restricted Subsidiary" means one or more Restricted Subsidiaries having an aggregate net book value of assets in excess of 5% of the net book value of the assets of CCPR, Services and the Restricted Subsidiaries on a consolidated basis.

     "Stated Maturity" means the date fixed for the payment of any principal or premium pursuant to this Indenture and the Notes, including the Maturity Date, upon redemption, acceleration, Asset Sale Offer, Change of Control Offer or otherwise.

     "Strategic Equity Investor" means any company, or a controlled Affiliate of any company, which is engaged principally in a cable or telecommunications business; provided, however, that a Strategic Equity Investor shall not include
(x) any Subsidiary of CCPR or Services or (y) any Person that is an Affiliate of CCPR or Services.

     "Subsidiary" with respect to any Person, means (i) a corporation at least fifty percent of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

     "System" means a wireless communications system.

     "Tax Sharing Agreement" means that certain Tax Sharing Agreement by and among Services, CCPR and the Restricted Subsidiaries as in effect on the Issue Date.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Unrestricted Definitive Note" mean a Definitive Note that does not bear the Private Placement Legend.

     "Unrestricted Global Note" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

     "Unrestricted Subsidiary" shall mean any Subsidiary of CCPR or any future Subsidiary of Services that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of CCPR or Services, as the case may be, as provided below). The Board of Directors of CCPR or Services, as the case may be, may designate any Subsidiary of CCPR or Services, as the case may be, (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property or asset of, Services, CCPR or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated and (c) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any property or assets of Services, CCPR or any of the Restricted Subsidiaries (except that such Subsidiary and its Subsidiaries may guarantee the Notes); provided that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.05 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of each such respective principal payment by (ii) the sum of all such principal payments.

     "Wholly Owned" means, with respect to a Subsidiary of Services or CCPR, (i) a Subsidiary that is a corporation, of which not less than 99% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns not less than 99% of the Capital Stock of such entity.

Section 1.02.  Other Definitions.

                                                       Defined in
     Term                                               Section
     "Acceleration Notice".............................    6.02
     "Accredited Investors"............................    2.01
     "Additional Guarantee"............................    4.15
     "Additional Guarantor"............................    4.15
     "Asset Sale"......................................    4.14
     "Asset Sale Offer"................................    4.14
     "Asset Sale Offer Amount".........................    4.14
     "Asset Sale Offer Period".........................    3.09
     "Asset Sale Offer Price"..........................    4.14
     "Asset Sale Payment Date".........................    3.09
     "Asset Sale Purchase Date"........................    3.09
     "Cedel Bank"......................................    2.01

     "Covenant Defeasance".............................    8.03
     "Change of Control Offer".........................    4.13
     "Change of Control Payment".......................    4.13
     "Change of Control Payment Date"..................    4.13
     "Custodian".......................................    6.01
     "DTC".............................................    2.03
     "Euroclear".......................................    2.01
     "Event of Default"................................    6.01
     "Global Note Holder"..............................    2.01
     "Institutional Accredited Investors"..............    2.01
     "Legal Defeasance"................................    8.02
     "Other Indebtedness"..............................    4.15
     "Paying Agent"....................................    2.03
     "Payment Blockage Notice".........................   10.03
     "Purchase Date"...................................    3.09
     "Registrar".......................................    2.03
     "Related Person Transaction"......................    4.08
     "Strategic Equity Investor".......................    3.07
     "Trustee Expenses"................................    6.08

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it herein;

     (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

     (5)  provisions apply to successive events and transactions.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and Services, CCPR and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Global Notes. Series A Notes offered and sold to (i) QIBs in reliance on Rule 144A, (ii) Institutional Accredited Investors that are not QIBs, and
(iii) accredited investors as defined in Rule 501(a)(4), (5) or (6) under the Securities Act ("Accredited Investors"), shall be issued initially in the form of the Rule 144A Global Note which, in each case, shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Depositary or its nominee at its New York office, and registered in the name of the Depositary or a nominee of the Depositary (the "Global Note Holder"), duly executed by Services and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     Series A Notes offered and sold in reliance on Regulation S as provided in the Purchase Agreement shall be issued initially in the form of the Regulation S Temporary Global Note and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel Bank") duly executed by Services and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(b)(ii) hereof), and (ii) an Officers' Certificate from Services. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with the transfer of interest as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interest. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Holders through Euroclear or Cedel Bank.

     Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Rule 144A Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

     Services shall execute and the Trustee shall, in accordance with this
Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by Services, the Trustee and any agent of Services or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Services, the Trustee or any agent of Services or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibits A-1 and A-2 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).



Section 2.02.  Execution and Authentication.

     One Officer shall sign the Notes for Services by manual or facsimile signature. Services' seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibits A-1 and A-2 hereto.

     The Trustee shall, upon a written order of Services signed by two Officers directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issuance up to an aggregate principal amount stated in paragraph 4 of the Notes (the aggregate principal amount of outstanding Notes may not exceed that amount at any time, except as provided in Section 2.07 hereof).

     The Trustee may appoint an authenticating agent acceptable to Services to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Services or an Affiliate of Services.

Section 2.03.  Registrar and Paying Agent.

     Services shall maintain an office or agency (the "Registrar") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. Services may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. Services may change any Paying Agent or Registrar without prior notice to any Holder. Services shall notify in writing the Trustee and the Trustee shall notify the Holders in writing of the name and address of any Agent not a party to this Indenture. If Services fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Services shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions and implement the provisions of this Indenture that relate to such Agent.

     Services initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     Services initially appoints the Trustee as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. Services initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Definitive Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

     Services shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, or Liquidated Damages, if any, with respect to the Notes, and will promptly notify the Trustee of any Default by Services in providing the Paying Agent with sufficient funds to (i) purchase Notes tendered pursuant to an Offer (ii) redeem Notes called for redemption, or (iii) make any payment of principal, premium, interest or Liquidated Damages, if any, due on the Notes. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Services at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than Services or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If Services or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

Section 2.05.  Holder lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, Services shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and Services shall otherwise comply with Section 312(a) of the TIA.

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by Services for Definitive Notes if (i) Services delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by Services within 120 days after the date of such notice from the Depositary or
(ii) Services in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by Services for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall in the form of, and shall be, a Global Note of like tenor. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

     (b)  Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the procedures of the Depositary therefor. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with any such restrictions on transfer or exchange. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than transfers of beneficial interests in a Global Note to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the specified Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (B) (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by Services in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Restricted Global Note if the Registrar receives the following:

                 (A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                 (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof, (y) to the extent required by item (3)(d) of Exhibit B hereto, an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to Services and the Registrar to the effect that such transfer is in compliance with the

          Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act or Rule 904 a certificate from the transferee in the form of Exhibit D hereto.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. Beneficial interests in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Note or transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of Services;

                 (B) any such transfer is effected pursuant to the Shelf Registration Statement (as defined in the Registration Rights Agreement).

                 (C) any such transfer is effected by a Participating Broker-Dealer (as defined in the Registration Rights Agreement) pursuant to the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following (all of which may be submitted by facsimile):

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on exchange or transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                 If any such transfer or exchange is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, Services shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, Services shall execute and the Trustee shall authenticate and deliver to the Depositary one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                 Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in any Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                 (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                 (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                 (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                 (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, (1) a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof, (2) a certificate from the transferee to the effect set forth in Exhibit D hereof and, (3) to the extent required by item (3)(d) of Exhibit B hereto, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to Services and the Registrar to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

                 (F) if such beneficial interest is being transferred to Services or any of its Subsidiaries, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                 (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and Services shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. Definitive Notes issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
     (A) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause
     (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Notwithstanding Section 2.06(c)(i), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of Services;

                 (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following (all of which may be submitted by facsimile):

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to Services and the Registrar, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on exchange transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest in a Restricted Global Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          Upon satisfaction of the conditions of any of the subparagraphs of this Section 2.06(c)(iii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
     Section 2.06(h) hereof, and Services shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.

          (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and Services shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) and 2.06(c)(iii) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) and Section 2.06(c)(iii) shall not bear the Private Placement Legend. Beneficial interests in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

     (d) Transfer or Exchange of Definitive Notes for Beneficial Interests in Global Notes.

          (i) If any Holder of Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

                 (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                 (B) if such Restricted Definitive Notes are being transferred to a QIB in accordance with Rule 144A, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (C) if such Restricted Definitive Notes are being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                 (D) if such Restricted Definitive Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                 (E) if such Restricted Definitive Notes are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, (1) a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof, (2) a certificate from the transferee in the form of Exhibit D hereto and, (3) to the extent required by item (3)(d) of Exhibit B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to Services and the Registrar to the effect that such transfer is in compliance with the Securities Act and such Definitive Notes are being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

                 (F) if such Restricted Definitive Notes are being transferred to Services or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

                 (G) if such Restricted Definitive Notes are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the Rule 144A Global Note, in the case of clause (C) above, the appropriate Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) A Holder of Restricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note only if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes (as defined in the Registration Rights Agreement) or (3) a Person who is an affiliate (as defined in Rule 144 of the Securities Act) of Services;

                 (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following (all of which may be submitted by facsimile):

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to Services and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on exchange or transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) A Holder of Unrestricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the Unrestricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, Services shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, Services shall execute and the Trustee shall authenticate and deliver to the Depositary one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

     (e) Transfer and Exchange of Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this
Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this
Section 2.06(e).

          (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                 (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                 (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof,
          (y) to the extent required by item (3)(d) of Exhibit B hereto, an Opinion of Counsel in form reasonably acceptable to Services and the Registrar to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act or Rule 904, a certificate from the transferee in the form of Exhibit D hereto.

          (ii) Restricted Definitive Notes may be exchanged by any Holder thereof for an Unrestricted Definitive Note or transferred to Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of Services;

                 (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following (all of which may be submitted by facsimile):

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such transferor in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to Services to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on exchange or transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, Services shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of Services and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and Services shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

          (i)    Private Placement Legend.

                 (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SERVICES OR ANY AFFILIATE OF SERVICES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO SERVICES OR TO THE GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS

     ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO SERVICES' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND DELIVERY BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE OF A TRANSFER NOTICE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE, AND, IN THE CASE OF THE FOREGOING CLAUSE (E), DELIVERY BY THE TRANSFEROR OF A LETTER OF REPRESENTATION SIGNED BY SUCH TRANSFEREE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                 (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii),
          (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section
          2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY SERVICES AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, Services shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon Services' order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Services may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.13, 4.14 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of Services, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) Services shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date as defined in paragraph 1 of the Notes.

          (vi) Prior to due presentment for the registration of a transfer or exchange of any Note, the Trustee, any Agent and Services may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or Services shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07.  Replacement Notes.

     If any mutilated Note is surrendered by the Holder to the Trustee or Services, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, Services shall issue and the Trustee, upon the receipt of an Officers' Certificate, shall authenticate a replacement
Note if the Trustee's requirements are met. If the Trustee or Services requires it, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and Services to protect Services, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. Services and the Trustee may charge for their expenses in replacing a Note. Every replacement Note is an additional Obligation of Services and shall be entitled to all benefits of this Indenture equally and ratably with other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, those representing reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note.

     If the entire principal of, and premium, if any, and accrued interest on, and Liquidated Damages, if any, with respect to any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if any, on it cease to accrue.

     Subject to Section 2.09 hereof, a Note does not cease to be outstanding because Services or an Affiliate of Services holds the Note.

Section 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Services or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that Services or an Affiliate offers to purchase or acquires pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by Services or an Affiliate until legal title to such Notes passes to Services or such Affiliate, as the case may be.

Section 2.10.  Temporary Notes.

     Until Definitive Notes are ready for delivery, Services may prepare and execute and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that Services considers appropriate for temporary Notes.
Without unreasonable delay, Services shall prepare and the Trustee, upon receipt of Services' written order signed by two Officers which shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, shall authenticate Definitive Notes and deliver them in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.11.  Cancellation.

     Services at any time may deliver Notes to the Trustee for cancellation.
The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to Services unless by written order, signed by two Officers of Services, Services shall direct that cancelled Notes be returned to it. Services may not issue new Notes to replace any Notes that have been paid or that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If Services or an Affiliate acquires any Notes (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

     If Services defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. Services shall fix or cause to be fixed each such special record date and payment date. As early as practicable but at least 15 days prior to the special record date, Services (or the Trustee, in the name of and at the expense of Services) shall mail to Holders a notice that states the special record date, the related payment date and the amount of interest to be paid.

Section 2.13.  Record Date.

     The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the TIA.

Section 2.14.  Cusip Number.

     A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. Services shall promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

     If Services elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days prior to the redemption date and at least 60 days prior to the date that notice of the redemption is to be mailed by Services to Holders (or such shorter time as may be acceptable to the Trustee), an Officers' Certificate stating that Services has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b) hereof, as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the redemption date. If the Trustee is not the Registrar, Services shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by, each Holder.

     If Services is required to offer to purchase Notes pursuant to Section 4.13 or 4.14 hereof, it shall furnish to the Trustee, at least ten Business Days before notice of the Offer is to be mailed to Holders (or such shorter time as may be acceptable to the Trustee), an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14 hereof, as the case may be, the date upon which such purchase will occur (the "Purchase Date"), the maximum principal amount of Notes Services is offering to purchase pursuant to the Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the Purchase Date.

     Services will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 3.02.  Selection of Notes to be Redeemed or Purchased.

     If less than all Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted at any time, selection of Notes for redemption or acceptance shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed or purchased in part. Notes and portions thereof selected by the Trustee shall be in amounts of $1,000 or whole multiples of $1,000. If any Note is to be redeemed or purchased in part only, the notice of redemption or Offer that relates to such Note shall state the portion of the principal amount thereof to be redeemed or purchased. A new Note in principal amount equal to the unredeemed or unaccepted portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption.

Section 3.03.  Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, Services shall mail by first class mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

     The notice shall identify the Notes or portions thereof to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price for the Notes and separately stating the amount of unpaid and accrued interest on, and Liquidated Damages, if any, with respect to, such Notes as of the date of redemption;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent before the close of business on the redemption date to collect the redemption price for, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes;

          (6) that, unless Services defaults in making such redemption payment, interest (including Liquidated Damages, if any) on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

     At Services' request, the Trustee shall (at Services' expense) give the notice of redemption in Services' name at least 30 but not more than 60 days before a redemption; provided, however, that Services shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders (or such shorter time as may be acceptable to the Trustee), (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that Services has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b) hereof, as the case may be, and (iv) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest and Liquidated Damages, if any, thereon as of the redemption date. If the Trustee is not the Registrar, Services shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder.

Section 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price set forth in the Note. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon and Liquidated Damages, if any, to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant record dates.

Section 3.05.  Deposit of Redemption Price.

     On or prior to any redemption date, Services shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to Services any money that Services deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed.

     If Services complies with the preceding paragraph, interest and Liquidated Damages, if any, on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Services to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, interest and Liquidated Damages, if any, from the redemption date until such principal, premium, interest and Liquidated Damages, if any, is paid, at the rate of interest provided in the Notes and Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, Services shall issue and the Trustee shall authenticate for the Holder at Services' expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption Provisions.

     (a) Except as provided below, Services shall not have the right to redeem any Notes prior to February 1, 2002. On or after February 1, 2002, Services will have the right to redeem all or any part of the Notes in cash at the redemption prices (expressed as a percentage of the aggregate principal amount thereof) set forth below, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date) if redeemed during the 12-month period beginning February 1, of the years indicated below:

     Year                                                   Redemption Price
     ----                                                   ----------------
     2002                                                   105.000%
     2003                                                   103.333%
     2004                                                   101.667%
     2005 and thereafter                                    100.000%

     (b) In addition, in the event of the first to occur prior to February 1, 2000 of (i) a public offering by Services or CCPR of Capital Stock (other than Disqualified Stock) for gross proceeds of $50 million or more or (ii) a sale or series of related sales by Services or CCPR of its Common Stock to one or more Strategic Equity Investors in a transaction not involving a Change of Control for an aggregate purchase price of $35 million or more (a "Strategic Equity Investor Sale"), Services may, at its option, use all or any portion of the net proceeds thereof to redeem up to a maximum of 33-1/3% of the original aggregate principal amount at maturity of the Notes at a redemption price equal to 109% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any (determined at the date of redemption); provided, however, that such redemption may be effected only to the extent that not less than 66-2/3% of the original aggregate principal amount at maturity of the Notes shall remain outstanding immediately after such redemption. Any such redemption may be effected only once and must be effected upon not less than 30 nor more than 60 days notice given within 30 days following such public equity offering or the most recent such sale to a Strategic Equity Investor, as the case may be, provided, however, that if as a result of the same transaction, Services is required to make an Asset Sale Offer, pursuant to Section 4.14 hereof, concurrently with its making of a Strategic Equity Investor Sale, Services shall make the Asset Sale Offer no later than 30 days following such Strategic Equity Investor Sale and, if such Asset Sale Offer is made, any redemption from the Strategic Equity Investor Sale must be effected upon not less than 30 nor more than 60 days' notice given within 30 days following the consummation of the Asset Sale Offer.

Section 3.08.  Mandatory Purchase Provisions.

     Except as set forth under Sections 4.13 and 4.14 hereof, Services shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Net Cash Proceeds From an Asset Sale.

     (a) In the event that, pursuant to Section 4.14(a)(1)(A) hereof, or until the accumulated Net Cash Proceeds from an Asset Sales, that are not applied in accordance with Section 4.14(a)(1)(B) hereof exceeds $5 million, Services shall be required to commence an Asset Sale Offer and it shall follow the procedures specified below.

     (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Services shall apply the Asset Sale Offer Amount, plus an amount equal to accrued and unpaid interest to purchase the principal amount of Notes properly tendered pursuant to this Section 3.09 or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer at the Asset Sale Offer Price. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     (c) Services shall comply with any tender offer rules under the Exchange Act which may then be applicable, including, to the extent applicable, Section 14(e) and Rule 14e-1, in connection with any offer required to be made by Services to repurchase the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, Services shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

     (d) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     (e) Upon the commencement of an Asset Sale Offer, Services shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (i)    that the Asset Sale Offer is being made pursuant to Section
     3.09 and Section 4.14 hereof and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the Asset Sale Offer Price and the date of purchase which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Asset Sale Payment Date");

          (iii) that any Note not tendered will continue to accrete or accrue interest, as the case may be, pursuant to its terms;

          (iv) that, unless Services defaults in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, on and after the Asset Sale Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Asset Sale Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiple thereof.

     (f) On or prior to the Asset Sale Payment Date, Services shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money sufficient to pay the Asset Sale Offer Price of all Notes or portions thereof so accepted and
(iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by Services in accordance with the terms of this Section 3.09. The Paying Agent shall promptly mail to Holders of Notes so accepted, payment in an amount equal to the Asset Sale Offer Price and the Trustee shall promptly authenticate and mail or deliver to such Holder a new
Note in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiple thereof. Services will notify the Holders of the Notes of the results of the Asset Sale Offer as soon as practicable after the Asset Sale Payment Date. Any Note not so accepted shall be promptly mailed or delivered by Services to the Holder thereof. For purposes of this Section 3.09, the Trustee shall act as the Paying Agent.

     (g) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Notes under this Section
3.09 shall be deemed to be a redemption of Notes.


                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.

     Services shall pay the principal of, and premium, if any, and accrued and unpaid interest on and Liquidated Damages, if any, with respect to the Notes on the dates and in the manner provided in the Notes. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments. Principal of, premium, if any, and accrued and unpaid interest, and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than Services, CCPR or any of the Subsidiaries), the Global Note Holder or each Holder that has specified an account, holds, as of 12:00 noon New York City time, money Services deposited in immediately available funds designated for and sufficient to pay in cash all principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, then due; provided that, to the extent that the Holders have not specified accounts, such amounts shall be considered paid on the date due if Services mails a check for such amounts on such date. The Paying Agent shall return to Services, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, paid on the Notes. Services shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, Services shall not later than 3 Business Days prior to the date that any payment of Liquidated Damages is due, (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

     To the extent lawful, Services shall pay interest (including post-petition interest) on (i) overdue principal and premium at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes, compounded semi-annually and (ii) overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate as set forth in clause (i), compounded semi-annually.

Section 4.02.  Reports.

     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Services and CCPR shall deliver to each Holder, within 15 days after they are or would have been required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if Services or CCPR were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by Services and CCPR, or Services' or CCPR's certified independent public accountants as such would be required in such reports to the SEC, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, whether or not required by the rules and regulations of the SEC, Services and CCPR will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Services and CCPR have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Services also shall comply with the other provisions of TIA Section 314(a).

     The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

     Services and the Guarantor shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.02.

     So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.02 hereof shall be accompanied by a written statement of Services' and CCPR's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that either Services or CCPR has violated Section 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11,
4.13, 4.14, 4.17 or any provisions of Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

Section 4.03.  Compliance Certificate.

     (a) Services and CCPR shall deliver to the Trustee, within 120 days after the end of each fiscal year of Services and CCPR, an Officers' Certificate stating that (i) a review of the activities of Services, CCPR and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Services and CCPR have kept, observed, performed and fulfilled their obligations under this Indenture, (ii) further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, Services and CCPR have, in all material respects, kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Services or CCPR has taken or proposes to take with respect thereto) and (iii) to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes are prohibited or if such event has occurred, a description of the event and what action Services or CCPR is taking or proposes to take with respect thereto.

     (b) Services and CCPR shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Services and CCPR is taking or proposes to take with respect thereto.


Section 4.04.  Stay, Extension and Usury Laws.

     Services and CCPR covenant (to the extent that it may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture and the Notes; and Services and CCPR (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05.  Restricted Payments.

     After the Issue Date, Services and CCPR shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, immediately prior or after giving effect thereto:

          (a)    a Default or an Event of Default would exist;

          (b) CCPR could not incur at least $1.00 of additional Indebtedness pursuant to the Annualized Operating Cash Flow Ratio provision set forth in the second paragraph of Section 4.07 hereof; or

          (c) the aggregate amount of all Restricted Payments made by Services, CCPR and the Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the excess of (A) Cumulative Operating Cash Flow over (B) the product of 1.5 times Cumulative Interest Expense, plus (ii) the aggregate Net Proceeds received by Services or CCPR from the sale (other than to a Subsidiary of Services or CCPR) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment, plus (iii) the amount by which Indebtedness of Services, CCPR or any Restricted Subsidiary is reduced on CCPR's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of Services, CCPR or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Capital Stock that is redeemable) of Services or CCPR (less the amount of any cash or other property distributed by Services, CCPR or any Restricted Subsidiary upon conversion or exchange), plus (iv) to the extent not otherwise included in clauses (i), (ii) or
     (iii) above, an amount equal
     to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayment of loans or advances, or other transfers of assets, in each case to Services, CCPR or any Wholly Owned Restricted Subsidiary of Services or CCPR from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Services, CCPR and any Restricted Subsidiary in such Unrestricted Subsidiary.

     Notwithstanding the foregoing, the provisions set forth in clause (b) or
(c) of the immediately preceding paragraph shall not prohibit (i) the use of an aggregate of up to $100 million to be used for Restricted Payments made to CoreComm not otherwise permitted by this Section 4.05, (ii) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the provision of this Indenture, (iii) the redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness or Capital Stock of Services, CCPR or the Restricted Subsidiaries either in exchange for or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Services or CCPR) of Qualified Capital Stock (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Junior Indebtedness or Capital Stock of Services, CCPR or the Restricted Subsidiaries) or Junior Indebtedness (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness of Services, CCPR or the Restricted Subsidiaries) of Services or CCPR, (iv) any payments to CoreComm made pursuant to the Administrative Services Agreement and (v) any payments made pursuant to the Tax Sharing Agreement.

     In determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the first paragraph of this Section 4.05, 100% of the amounts expended under clauses (i) through (v) of the immediately preceding paragraph shall be deducted.

Section 4.06.  Line of Business.

     Neither Services, CCPR nor any of the Restricted Subsidiaries shall directly or indirectly engage in any line or lines of business activity other than that which, in the reasonable, good faith judgment of the Board of Directors of Services or CCPR, is a Related Business.

Section 4.07.  Incurrence of Additional Indebtedness.

     (a) After the Issue Date, Services and CCPR shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, issue, create, incur, assume, guaranty or otherwise become directly or indirectly liable, for (including, as a result of an acquisition or otherwise, become responsible for contingently or otherwise, individually or collectively, to "incur" or as appropriate an "incurrence") any Indebtedness. Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest) pursuant to the terms of Indebtedness incurred in compliance with this Section 4.07, nor the accretion of original issue discount, nor the mere extension of the maturity of any Indebtedness shall be deemed to be an incurrence of Indebtedness.

          Notwithstanding the foregoing, if there exists no Default or Event of Default immediately prior and subsequent thereto, Services, CCPR and the Restricted Subsidiaries may incur Indebtedness if CCPR's Annualized Operating Cash Flow Ratio, after giving effect to the incurrence of such Indebtedness, would have been less than 6.5 to 1.

     (b) If there exists no Default or Event of Default immediately prior and subsequent thereto, the provisions of Section 4.07(a) hereof shall not apply to the incurrence of (i) Senior Debt by Services, CCPR or any of the Restricted Subsidiaries pursuant to the Credit Agreement, (ii) guarantees of the Senior Debt permitted under or required by the Credit Agreement and the Guarantees permitted under or required by this Indenture, (iii) Indebtedness by Services, CCPR or any of the Restricted Subsidiaries constituting Existing Indebtedness, reduced by repayments of and permanent reductions in commitments in satisfaction of the Net Cash Proceeds application requirement set forth in Section 4.14 hereof and by repayments and permanent reductions in amounts outstanding pursuant to scheduled amortizations and mandatory prepayments in accordance with the terms thereof, (iv)

Indebtedness of Services evidenced by the Notes and Indebtedness of CCPR evidenced by the Guarantee, (v) Indebtedness between Services, CCPR and any Restricted Subsidiary or between Restricted Subsidiaries, (vi) Indebtedness under the Administrative Headquarters Lease, (vii) Capitalized Lease Obligations and Purchase Money Indebtedness in an aggregate amount or aggregate principal amount, as the case may be, outstanding at any time not to exceed in the aggregate $10 million, provided that in the case of Purchase Money Indebtedness, such Indebtedness shall not constitute less than 75% nor more than 100% of the cost (determined in accordance with GAAP) to Services, CCPR or such Restricted Subsidiary of the property purchased or leased with the proceeds thereof, (viii) Indebtedness of Services, CCPR or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Services, CCPR or the Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary to the extent none of the foregoing results in the obligation to repay an obligation for money borrowed by any Person and are limited in aggregate amount to no greater than 10% of the fair market value of such business, assets or Restricted Subsidiary so acquired or disposed of, (ix) any guarantee by any Restricted Subsidiary of any (A) Senior Debt incurred in compliance with this Section 4.07 or (B) Indebtedness incurred pursuant to clause (xi) of this paragraph, (x) Indebtedness of Services, CCPR or any Restricted Subsidiary under standby letters of credit or reimbursement obligations with respect thereto incurred in the ordinary course of business and consistent with industry practices limited in aggregate amount to $2.5 million at any one time outstanding, (xi) Indebtedness of Services or CCPR (other than Indebtedness permitted by clauses (i) through (x) or (xii) hereof) not to exceed $10 million at any one time outstanding and (xii) Refinancing Indebtedness incurred to extend, renew, replace or refund Indebtedness permitted under clauses (i), (iii) (as so reduced in amount), (iv) and (xi) of this paragraph.

     (c) Indebtedness of any Person that is not a Restricted Subsidiary (or that is a Non-Recourse Restricted Subsidiary designated to be a Restricted Subsidiary, but no longer a Non-Recourse Restricted Subsidiary), which Indebtedness is outstanding at the time such Person becomes such a Restricted Subsidiary or is merged with or into or consolidated with Services, CCPR or a Restricted Subsidiary shall be deemed to have been incurred, as the case may be, at the time such Person becomes such a Restricted Subsidiary or is merged with or into or consolidated with Services, CCPR or a Restricted Subsidiary.

     (d) For purposes of determining compliance with this Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in Section 4.07(b) hereof or is entitled to be incurred pursuant to Section 4.07(a) hereof, Services and CCPR shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.07 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

Section 4.08.  Transactions With Related Persons.

     After the Issue Date, Services and CCPR shall not, and shall not permit any of the Restricted Subsidiaries or Unrestricted Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Related Person (each a "Related Person Transaction"), or any series of Related Person Transactions, except for transactions made in good faith, the terms of which are (i) fair and reasonable to Services, CCPR or such Subsidiary, as the case may be, and (ii) at least as favorable as the terms which could be obtained by Services, CCPR or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons.

     Without limiting the foregoing, (a) any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $1 million must first be approved by a majority of the Board of Directors of Services or CCPR, as the case may be, who are disinterested in the subject matter of the transaction pursuant to a resolution of the Board of Directors, or
(b) with respect to any Related Person Transaction or series of Related Person Transactions (i) where there are no members of the Board of Directors who are disinterested in the subject matter of a transaction otherwise subject to clause
(a) hereof or (ii) with an aggregate value in excess of $5 million, Services or CCPR, as the case may be, must first obtain a favorable written opinion from a financial advisor of national reputation who is not an Affiliate of Services, CCPR or the Subsidiaries as to the fairness from a financial point of view of such transaction to Services, CCPR or such Subsidiary, as the case may be.

     Notwithstanding the foregoing, the following shall not constitute Related Person Transactions: (i) reasonable and customary payments on behalf of directors, officers or employees of Services, CCPR or any of the Restricted Subsidiaries, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or incurred by such Persons as directors, officers or employees, (ii) any contract, agreement, arrangement, or transaction solely between or among Services, CCPR and any of the Restricted Subsidiaries or between or among Restricted Subsidiaries, (iii) any Restricted Payment of the type described by clauses (i) and (ii) of the definition thereof made to all stockholders on a pro rata basis and not prohibited by Section 4.05 hereof, (iv) any payment made pursuant to the Tax Sharing Agreement, (v) any payment made pursuant to the Administrative Services Agreement and (vi) any transaction pursuant to an agreement described in or referred to in the Offering Memorandum under the caption "The Restructuring" as in effect on the Issue Date.

Section 4.09.  Liens.

     Services and CCPR shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to incur or suffer to exist any Lien (other than Permitted Liens) upon any of their property or assets, whether now owned or hereafter acquired.

Section 4.10.  Compliance With Laws, Taxes.

     Services and CCPR shall, and shall cause each of the Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition, financial or otherwise, of Services, CCPR and the Restricted Subsidiaries taken as a whole.

     Services and CCPR shall, and shall cause each of the Restricted Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except those contested in good faith by appropriate proceedings.

Section 4.11.  Restrictions On Subsidiary Dividends.

     (a) So long as any of the Notes are outstanding, Services and CCPR shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary or pay or satisfy any obligation to Services, CCPR or any of the Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to Services, CCPR or any of the Restricted Subsidiaries.

     (b) The foregoing provisions shall not restrict encumbrances and restrictions existing as of the date of determination under (i) this Indenture, the Guarantee and the Notes, (ii) any Existing Indebtedness, (iii) the Credit Agreement, (iv) any applicable law or any governmental or administrative regulation or order, (v) Refinancing Indebtedness permitted under this Indenture, provided that the restrictions contained in the instruments governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instruments governing the Indebtedness being refinanced immediately prior to such refinancing, (vi) restrictions with respect solely to a Restricted Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Capital Stock or assets being sold of such Restricted Subsidiary, (vii) restrictions contained in any agreement relating to the financing of the acquisition of a Person or real or tangible personal property after the Issue Date which are not applicable to any Person or property, other than the Person or property so acquired and which were not put in place in anticipation of or in connection with such acquisition or (viii) any agreement (other than those referred to in clause (vii)) of a Person acquired by Services, CCPR or a Restricted Subsidiary, which restrictions existed at the time of acquisition.

     Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into the ordinary course of business, consistent with past practices nor (b) Liens on assets securing

Senior Debt, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

Section 4.12.  Maintenance of Office or Agencies.

     Services shall maintain in The City of New York an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Services in respect of the Notes and this Indenture may be served. Services shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time Services shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     Services may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve Services of its obligation to maintain an office or agency in The City of New York for such purposes. Services shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Services hereby designates the Corporate Trust Office of the Trustee located at 450 West 33rd Street, New York, New York 10001 as one such office or agency of Services in accordance with this Section 4.12 and Section 2.03 hereof.

Section 4.13.  Offer to Repurchase Upon Change of Control Triggering Event.

     (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require Services to repurchase its Notes in cash pursuant to the offer described in this Section 4.13 (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

     (b) Services is not required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this Section
4.13 if such offer were made by Services and such third party purchases the Notes validly tendered and not withdrawn. Services' Board of Directors shall not have the ability unilaterally to waive Services' obligation to repurchase the Notes in the event of a highly leveraged transaction.

     (c) Within 30 days following the Change of Control Triggering Event, Services shall mail a notice to the Trustee and each Holder stating: (i) that a Change of Control Triggering Event has occurred, that the Change of Control Offer is being made pursuant to Section 4.13 hereof and that all Notes validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that unless Services defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (v) that Holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     (d) On the Change of Control Payment Date, Services shall, to the extent lawful: (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by Services. The Paying Agent shall promptly mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. Services will notify the Holders of the Notes of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

     (e) Services shall comply with all applicable laws, rules and regulations including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws in the event that a Change of Control Triggering Event occurs and Services is required to repurchase the Notes pursuant to this Section 4.13, and Services and CCPR may modify a Change of Control Offer to the extent necessary to effect such compliance.

Section 4.14.  Asset Sales and Sales of Restricted Subsidiary Stock.

     (a) After the Issue Date, Services and CCPR shall not, and shall not permit any of the Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, businesses or assets, including by merger or consolidation, and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by Services, CCPR or a Restricted Subsidiary (an "Asset Sale"), unless:

     (1) (A) within 360 days after the date of such Asset Sale, an amount equal to the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to make the Asset Sale Offer (as defined below) in accordance with the terms of this Indenture and to the redemption of other Indebtedness of Services and CCPR ranking on a parity with the Notes from time to time outstanding with similar provisions requiring Services and CCPR to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or to the repurchase of the Notes and such other Indebtedness pursuant to an irrevocable, unconditional offer (the "Asset Sale Offer") to repurchase such Indebtedness at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount thereof in the case of the Notes or 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) plus, in each case, accrued interest and Liquidated Damages, if any, to the date of payment, or

          (B) within 330 days of such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 120 days) in tangible assets and property (other than notes, obligations or securities), which in the good faith, reasonable judgment of the Board of Directors of Services or CCPR, as the case may be, are of a type used in a Related Business, or Capital Stock of a Person (which, if such Person becomes a Subsidiary of Services or CCPR, by virtue of such Asset Sale, shall initially be designated a Restricted Subsidiary) all or substantially all of whose assets and property (in the good faith, reasonable judgment of the Board of Directors of Services or CCPR, as the case may be) are of a type used in a Related Business (provided that, with respect to such Capital Stock, all of the requirements of the last proviso of clause (v) of the following paragraph (b) shall have been satisfied) or (ii) used to retire Senior Debt,

     (2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate fair market value in excess of $1,000,000, at least 75% of the value of consideration for the assets disposed of in such Asset Sale, excluding (a) Senior Debt (and any Refinancing Indebtedness issued to refinance any such Indebtedness) assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date and permitted to have been incurred pursuant to Section 4.07 hereof (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) Purchase Money Indebtedness secured exclusively by the assets subject to such Asset Sale which is assumed by a transferee and (c) marketable securities that are promptly converted into cash or Cash Equivalents, consists of cash or Cash Equivalents, provided that any cash or Cash Equivalents received within 12 months following any such Asset Sale upon conversion of any property or assets (other than in the form of cash or Cash Equivalents) received in consideration of such Asset Sale shall be applied promptly in the manner required of Net Cash Proceeds of any such Asset Sale as set forth above,

     (3) no Default or Event of Default shall occur or be continuing after giving effect to, on a pro forma basis, such Asset Sale, and

     (4) the Board of Directors of Services or CCPR, as the case may be, determines in good faith that Services, CCPR or such Restricted Subsidiary, as applicable, would receive fair market value in consideration of such Asset Sale.

     (b)  Notwithstanding the foregoing provisions of the prior paragraph:

          (i) Services, CCPR and the Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

          (ii) Services, CCPR and the Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article 5 hereof;

          (iii) Services, CCPR and the Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Services, CCPR or such Restricted Subsidiary, as applicable;

          (iv) Services, CCPR and the Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to Services, CCPR or any of the Restricted Subsidiaries; and

          (v) Services, CCPR and the Restricted Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business upon receipt of a favorable written opinion by a financial advisor of national reputation who is not an Affiliate of Services, CCPR or any of the Subsidiaries as to the fairness from a financial point of view to Services, CCPR or such Restricted Subsidiary of the proposed transaction), exchange all or a portion of its property, businesses or assets that are outside the Commonwealth of Puerto Rico and represent not more than 5.0% of the aggregate Net Pops of Services, CCPR and the Restricted Subsidiaries as of the Issue Date for property, business or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in a wireless communications business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of Services or CCPR by virtue of such Asset Sale), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or Cash Equivalents; provided that (i) there shall not exist immediately prior or subsequent thereto a Default or an Event of Default, (ii) a majority of the independent directors of the Board of Directors of Services or CCPR, as the case may be, shall have approved a resolution of the Board of Directors that such exchange is fair to Services, CCPR or such Restricted Subsidiary, as the case may be, and (iii) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the immediately preceding paragraph of this Section 4.14, and
     (iv) the Net Pops so received in the exchange should be at least equal to the Net Pops so exchanged; provided, further that any Capital Stock of a Person received in an Asset Sale pursuant to this clause (iv) shall be owned directly by Services, CCPR or a Restricted Subsidiary and, when combined with the Capital Stock of such Person already owned by Services, CCPR and the Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person, unless Services or CCPR has received a binding commitment from such Person (or the direct or indirect parent of such Person) that such Person (or the direct or indirect parent of such Person) will distribute to Services or CCPR in cash an amount equal to CCPR's Annualized Operating Cash Flow (determined as of the date of such Asset Sale) attributable to the property, business or assets of Services, CCPR and the Restricted Subsidiaries exchanged in connection with such Asset Sale during each consecutive 12-month period subsequent to such Asset Sale (unless and until Services or CCPR shall have sold of such Capital Stock).

     Restricted Payments that are made in compliance with, and are counted against amounts available to be made as Restricted Payments pursuant to Section
4.05 hereof, without giving effect to clause (i) of the second paragraph thereof, shall not be deemed to be Asset Sales.

Section 4.15.  Guarantees of Services' Indebtedness by Restricted Subsidiaries.

     In the event that any Restricted Subsidiary, directly or indirectly, guarantees any Indebtedness of Services other than the Notes (the "Other Indebtedness"), Services and CCPR shall cause such Restricted Subsidiary to deliver to the Trustee a supplemental indenture (in substantially the same form of Exhibit F, hereto) pursuant to which such Restricted Subsidiary (the "Additional Guarantor") shall concurrently guarantee Services' Obligations under this Indenture and the Notes (the "Additional Guarantee") to the same extent that such Restricted Subsidiary guaranteed Services' Obligations under the Other Indebtedness (including waiver of subrogation, if any), provided that if such Other Indebtedness is Senior Debt, the Additional Guarantee shall be subordinated in right of payment to the guarantee of such Other Indebtedness, as provided by Article 10 hereof, and such Additional Guarantee shall be on the same terms and subject to the same conditions as the initial Guarantee given by CCPR under this Indenture. Each Additional Guarantee shall by its terms provide that the Additional Guarantor making such Additional Guarantee will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee upon the release or discharge of the guarantee of the other Indebtedness that resulted in the creation of such Additional Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Additional Guarantor.

Section 4.16.  No Senior Subordinated Indebtedness.

          Services shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of Services and senior in any respect in right of payment to the Notes, and CCPR shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to the Guarantee.

Section 4.17.  Status As Investment Company.

          Services, CCPR and the Restricted Subsidiaries shall not become "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation or Sale of Assets.

     Services and CCPR shall not consolidate with or merge with or into another Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) Services or CCPR, as applicable, is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof, the District of Columbia or the

Commonwealth of Puerto Rico and expressly assumes by supplemental indenture all of the obligations of Services or CCPR in connection with the Notes, the Guarantee and this Indenture, as applicable; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) except in a case of a merger of Services or CCPR with or into one or more Wholly Owned Restricted Subsidiaries of Services or CCPR, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annualized Operating Cash Flow Ratio provision set forth in
Section 4.07 hereof and (iv) Services or CCPR shall have delivered to the Trustee an Officers' Certificate confirming compliance with the requirements of this Section 5.01, provided, however, that this Section 5.01 shall not prohibit any merger or consolidation between Services and CCPR.

Section 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Services or CCPR in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or with which or into Services or CCPR is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Services or CCPR under this Indenture with the same effect as if such successor has been named as Services or CCPR herein; provided, however, that neither Services, CCPR nor any such successor corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     An "Event of Default" occurs if:

          (i) the failure by Services to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, whether or not prohibited by Article 10 hereof;

          (ii) the failure by Services to pay all or any part of the principal of, or premium on, if any, the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Payment or the Asset Sale Offer Price, whether or not prohibited by Article 10 hereof;

          (iii) the failure by Services or CCPR to observe or perform any other covenant or agreement contained in the Notes, the Guarantee or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to Services or CCPR, as the case may be, by the Trustee or to Services or CCPR, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

          (iv) in existence when Services, CCPR or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (A)   commences a voluntary case,

                 (B) consents to the entry of an order for relief against it in an involuntary case,

                 (C) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property, or

                 (D) makes a general assignment for the benefit of its creditors;

          (v) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against Services, CCPR or any Significant Subsidiary in an involuntary case,

                 (B) appoints a Custodian of Services, CCPR or any Significant Subsidiary or for all or substantially all of the property Services, CCPR or any Significant Subsidiary, or

                 (C) orders the liquidation of Services, CCPR or any Significant Subsidiary,

                 and any such order or decree remains unstayed and in effect for 60 days;

          (vi)   (A)   a default in any Indebtedness (other than the Credit
                 Agreement) of Services, CCPR or any of the Restricted Subsidiaries with an aggregate principal amount in excess of $5 million (1) resulting from the failure to pay principal or interest (in the case of an interest default or a default in the payment of principal other than at its stated maturity, after the expiration of the applicable grace period) when due or (2) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, or (B) a default in the Credit Agreement (with an aggregate principal amount in excess of $5 million outstanding with respect thereto) (1) resulting from the failure to pay principal at maturity or (2) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against Services, CCPR or any of the Restricted Subsidiaries and not stayed, fully bonded, discharged, paid or vacated within 60 days; and

          (viii) except as permitted by this Indenture, the Guarantee shall be held in any final judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or CCPR, or any Person acting on behalf of CCPR, shall deny or disaffirm its obligations under its Guarantee.

     The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.  Acceleration.

     (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.01(iv) and (v) hereof, relating to Services, CCPR or any Restricted Subsidiary, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to Services (and to the Trustee if given by Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), may declare the principal of, premium, accrued and unpaid interest and Liquidated Damages, if any, on all of the Notes to be due and payable, and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by Services and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in Sections 6.01(iv) and (v) above, relating to Services, CCPR or any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary occurs, all principal and accrued interest thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

     (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(vi) hereof, the declaration of acceleration of the Notes shall be automatically annulled if holders of Indebtedness described in Section 6.01(vi) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Holders of a majority in aggregate principal amount of Notes by notice to the Trustee may rescind such acceleration and its consequences if all existing Events of Default, other than the non-payment of the principal of, premium, interest and Liquidated Damages, if any, on the Notes which have become due solely by such acceleration, have been cured or waived.

     (c) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Services with the intention of avoiding payment of the premium that Services would have had to pay if Services then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to February 1, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Services with the intention of avoiding the prohibition on redemption of the Notes prior to February 1, 2002, then the premium payable for purposes of this paragraph for each of the years beginning on February 1 of the years set forth below shall be as set forth in the following table, expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment:

               Year                                                   Percentage
               ----                                                   ----------
               1997..................................................... 110.00%
               1998..................................................... 109.00%
               1999..................................................... 108.00%
               2000..................................................... 107.00%
               2001..................................................... 106.00%
               2002..................................................... 105.00%

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or any accrued and unpaid interest on, or Liquidated Damages, if any, with respect to the Notes or to enforce the performance of any provision of the Notes, the Guarantee or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest on, and Liquidated Damages, if any, with respect to, such Notes, or a Default with respect to any covenant or provision of this Indenture or the Notes which cannot be modified or amended without the consent of each Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Holders may not enforce this Indenture, except as provided herein.

Section 6.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Services for (i) the principal, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any judicial proceeding relative to Services (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee for amounts due under Section 7.07 hereof;

     Second: to holders of Senior Debt to the extent required by Article 10 hereof;

     Third: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

     Fourth: to Services or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default occurs and is continuing, the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

          (i) this paragraph does not limit the effect of Section 7.01(b) hereof;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Sections 6.02, 6.04 and 6.05 hereof.

     (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (e) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with Services. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be obligated to investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may reasonably require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents or attorneys and shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Services, CCPR or an Affiliate of Services or CCPR with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign, all in accordance with the TIA. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantee or the Notes, it shall not be accountable for Services' use of the proceeds from the Notes or for any money paid to Services or upon Services' direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Guarantee or any other document furnished or issued in connection with the sale of the Notes or pursuant to this Indenture, other than its certificate of authentication.

Section 7.05.  Notice to Holders of Defaults and Events of Default.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any or interest on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the Holders' interests.

Section 7.06.  Reports by Trustee to Holders.

     Within 60 days after each May 15 beginning with May 15, 1997, the Trustee shall mail to all Holders a brief report dated as of such reporting date that complies with, and to the extent is required under, Section 313 of the TIA.

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each national securities exchange on which the Notes are listed. Services shall notify the Trustee when and if the Notes are listed on any national securities exchange.

Section 7.07.  Compensation and Indemnity.

     Services shall pay to the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Services shall reimburse the Trustee upon request for all reasonable disbursements, advances, fees and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     Services shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except for any expense or indemnity against any loss or liability the Trustee incurs through negligence or bad faith. The Trustee shall notify Services promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Services shall not relieve Services of its Obligations hereunder. Services shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have one separate counsel and Services shall pay the reasonable fees and expenses of such counsel. Services need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     Services' Obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure Services' payment of its Obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except such money or property held in trust to pay principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(iv) or (v) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.


Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign and be discharged from the trust hereby created by so notifying Services in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Services in writing. Services may remove the Trustee if:

     (i)    the Trustee fails to comply with Section 7.10 hereof;

     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (iii) a Custodian or public officer takes charge of the Trustee or its property; or

     (iv)   the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Services shall promptly appoint a successor Trustee, provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Services.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Services or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Services. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Services' Obligations under Section 7.07 hereof shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to being replaced.

Section 7.09.  Successor Trustee by Merger, Etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

     The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of Sections 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to section 310(b) of the TIA.

Section 7.11.  Preferential Collection of Claims Against Services.

     The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.


                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

     Services may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Guarantee upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

     Upon Services' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of Services and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and the Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Services and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantee, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below of this Section 8.02, and to have satisfied all its other obligations under such Notes and the Guarantee and this Indenture (and the Trustee, on demand of and at the expense of Services, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due or on the redemption date, as the case may be, from the trust referred to in Section 8.04(a) hereof, (b) Services' obligations with respect to such Notes under Article 2 and Section 4.12 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and Services' obligations in connection therewith, (d) Services' rights to redeem Notes under Section 3.07 hereof and (e) the provisions of this
Article 8. Subject to compliance with this Article 8, Services may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. Services' Obligations in Sections 7.07, 8.05 and
8.06 shall survive.

Section 8.03.  Covenant Defeasance.

     Upon Services' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Services and Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 5.01 and 11.01 hereof and any future covenant added to this Indenture with respect to the outstanding Notes and the Guarantee on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Guarantee shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and the Guarantee shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantee, Services, CCPR or the Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantee shall be unaffected thereby. In addition, upon Services' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii), (vi) through (viii) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes and the Guarantee:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) Services must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, (i) cash in United States dollars, (ii) non-callable Government Securities which through the scheduled payment of principal, premium, if any, interest and liquidated damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of payment, cash in United States dollars or
               (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Services must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, Services shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) Services has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, Services shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Sections 6.01(iv) and (v) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument including, without limitation, the Credit Agreement to which Services, CCPR or any of the Subsidiaries is a party or by which Services, CCPR or any of the Subsidiaries is bound;

          (f) Services shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day after the date of the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) Services shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Services with the intent of preferring the Holders of Notes over the other creditors of Services with the intent of defeating, hindering, delaying or defrauding any other creditors of Services or others;

          (h) Services shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (i) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably required.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Services acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by applicable law.

     Services shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to Services from time to time upon the written request of Services and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Services.

     Any money deposited with the Trustee or any Paying Agent, or then held by Services, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to Services on its written request or (if then held by Services) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Services for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Services as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Services cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to Services.

Section 8.07.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of Services and the Guarantor under this Indenture, the Notes and the Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if Services or the Guarantor makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, Services or the Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                                  AMENDMENTS

Section 9.01.  Amendments and Supplements Permitted Without Consent of Holders.

     Notwithstanding Section 9.02 hereof, Services, CCPR and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption by a successor corporation of Services' Obligations to the Holders in the event of a merger, consolidation or disposition pursuant to Article 5 hereof; (d) to comply with SEC's requirements to effect or maintain the qualification of this Indenture under the TIA; (e) to provide for additional guarantee with respect to the Notes; or (f) to make any change that does not materially adversely affect any Holder's legal rights under this Indenture.

     No amendment may be made to any provision of Article 10 that would adversely affect the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.

     Upon Services' request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture and the documents described in Section 9.06 hereof, the Trustee shall join with Services and CCPR in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  Amendments and Supplements Requiring Consent of Holders.

     Subject to Section 6.07 hereof and Section 10.13, Services, CCPR and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a payment Default) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Upon Services' request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06 hereof, the Trustee shall join with Services and CCPR in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplemental indenture or waiver under this Section 9.02 becomes effective, Services shall mail to each Holder affected thereby a notice briefly describing the amendment supplement or waiver. Any failure of Services to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

     Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by Services or CCPR with any provision of this Indenture, the Notes or the Guarantee. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Note or Guarantee held by a non-consenting Holder): (i) change the Stated Maturity of or the Change of Control Purchase Date or the Asset Sale Offer Period on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption or purchase thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the date of redemption), or reduce the Change of Control Payment or the Asset Sale Offer Price or alter the redemption provisions or the provisions of Section 4.13 hereof in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby. In addition, any amendment to the provisions of Article 10 or Section 11.04 hereof will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

Section 9.03.  Compliance with TIA.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

     Services may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective in accordance with its terms, it shall bind every Holder, unless it is of the type described in any of clauses (i) through (viii) of Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.05.  Notation on or Exchange of Notes.

     The Trustee may (at Services' expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Services in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee Protected.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon Services and CCPR in accordance with its terms. Services and CCPR may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                  ARTICLE 10
                                 SUBORDINATION

Section 10.01. Agreement to Subordinate.

     Services and CCPR agree, and each Holder by accepting a Note agrees, that the payment of principal of, premium, interest and Liquidated Damages, if any, on the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Article 10 and Article 11, to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to Senior Debt, whether outstanding on the date hereof or thereafter incurred, and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02. Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of Services or CCPR, as the case may be, in a liquidation or dissolution of Services or CCPR, as the case may be, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Services, CCPR or their respective properties, an assignment for the benefit of creditors or any marshalling of Services' or CCPR's assets and liabilities:

     (a) the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is allowable as a claim in any such proceeding) before the Holders shall be entitled to receive any payment with respect to the Notes or the Guarantee (except that Holders may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof); and

     (b) until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled but for this Article 10 shall be made to the holders of Senior Debt (except that Holders may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof).



Section 10.03. Default on Designated Senior Debt.

     Services and CCPR may not make any payment upon or in respect of the Notes or the Guarantee (except that Holders may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof and except for Capital Stock of Services or a successor entity that is not Disqualified Capital Stock of Services or such Successor entity) or make any deposit to the defeasance trust created pursuant to Article 8 hereof if:

     (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

     (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders (or the Representatives) of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Services, CCPR or the holders or Representatives of Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent payment blockage period shall be commenced for purposes of this Section 10.03 unless and until (i) 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice; provided that if any Payment Blockage Notice is delivered by the holders of Designated Senior Debt other than Senior Debt under the Credit Agreement, the holders of Senior Debt under the Credit Agreement may give another Payment Blockage Notice within such 360 day period so long as the total number of days during which a Payment Blockage Notice is in effect during such 360 day period does not exceed 179 days and (ii) all scheduled payments of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days.

     Services and CCPR may and shall resume payments on the Notes or the Guarantee, as applicable:

          (a) in the case of a payment default described in clause (i) above, upon the date on which such default is cured or waived, and

          (b) in case of a nonpayment default described in clause (ii) above, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

Section 10.04. Acceleration of Notes.

     If payment of the Notes is accelerated because of an Event of Default, Services shall promptly notify the Representative of any Senior Debt of the acceleration.

Section 10.05. When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder has actual knowledge that such payment is prohibited by this Article 10 such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or Services or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10 except if such payment is made as a result of the willful misconduct or bad faith of the Trustee.

Section 10.06. Notice by Services.

     Services shall promptly notify the Trustee and the Paying Agent of any facts known to Services that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10 except if such payment is made as a result of the willful misconduct or bad faith of the Trustee.

Section 10.07. Subrogation.

     After all Senior Debt is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between Services and Holders, a payment by Services on the Senior Debt.

Section 10.08. Relative Rights.

     This Article 10 defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall:

     (i) impair, as between Services and the Holders, the obligation of Services, which is absolute and unconditional, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

     (ii) affect the relative rights of Holders and creditors of Services other than their rights in relation to holders of Senior Debt; or

     (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to Holders.

     If Services fails because of this Article 10 to pay principal of, premium, if any, interest or Liquidated Damages, if any, on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

Section 10.09.   Subordination May Not Be Impaired by Services.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be prejudiced or impaired by any act or failure to act by Services or any Holder or by the failure of Services or any Holder to comply with this Indenture.

     Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; provided, however, that any such alteration shall not (A) increase the amount of Senior Debt outstanding in a manner prohibited by this Indenture or (B) otherwise violate Section 4.07 hereof; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; provided, however, that any such sale, exchange, release or other transaction shall not violate Section 4.09 hereof; and (d) exercise or refrain from exercising any rights against Services or any other Person; provided, however, that in no event shall any such actions limit the right of the Holder to take any action to accelerate the maturity of the Notes in accordance with the provisions set forth in Article 6 or to pursue any rights or remedies against the parties to this Indenture under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

Section 10.10.   Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of Services referred to in this
Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of Services, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.   Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee or Paying Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or Paying Agent, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee or Paying Agent shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice that the payment of any Obligations with respect to the Notes would violate this Article 10. Only Services or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.   Authorization to Effect Subordination.

     Each Holder by its acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of the Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13.   Amendments.

     Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.



                                  ARTICLE 11
                              GUARANTEE OF NOTES

Section 11.01. Guarantee.

     CCPR hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of Services hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of Services to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, CCPR will be obligated to pay or perform the same immediately. An Event of Default under this Indenture or the Notes shall constitute an Event of Default under the Guarantee, and shall entitle the Holders to accelerate the Obligations of CCPR hereunder in the same manner and to the same extent as the Obligations of Services. CCPR hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against Services, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of CCPR. CCPR hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Services, any right to require a proceeding first against Services, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to Services, CCPR, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either Services or CCPR, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. CCPR agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of the Obligations hereunder. CCPR further agrees that, as between CCPR, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by CCPR for the purpose of this Guarantee.

Section 11.02. Execution and Delivery of the Guarantee.

     To evidence its Guarantee set forth in Section 11.01 hereof, CCPR hereby agrees that a notation of such Guarantee substantially in the form of Exhibit E hereof shall be endorsed by an Officer of CCPR by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of CCPR by an Officer of CCPR.

     CCPR hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee (in existence on or after the date hereof) set forth in this Indenture on behalf of CCPR.

Section 11.03. "Trustee" to Include Paying Agent.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by Services and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.


Section 11.04. Subordination of Guarantee.

     The obligations of CCPR under its Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of CCPR on the same basis as the Notes are junior and subordinated to Senior Debt of Services. For the purposes of the foregoing sentence, the Trustee and the Holders of Notes shall have the right to receive and/or retain payments by CCPR only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including Article 10 hereof. In the event that the Trustee or any Holder shall have received any payment that is prohibited by the foregoing sentence, such payment shall be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all Senior Debt in accordance with Article 10 hereof.

     Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 11.04, (b) authorizes and directs the Trustee in its behalf to take such actions as may be necessary and appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.


                                  ARTICLE 12
                                 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

Section 12.02. Notices.

     Any notice or communication by Services, CCPR or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address set forth below:

     If to Services or CCPR:

          CCPR Services, Inc.
          110 East 59th Street
          New York, New York 10022
          Attention:  Chief Financial Officer
          Telecopier No.: (212) 906-8497
     with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York 10022
          Attention:  Thomas Kennedy, Esq.
          Telecopier No.:  (212) 735-3637


     If to the Trustee:

          The Chase Manhattan Bank
          450 West 33rd Street
          New York, New York 10001
          Attention: Corporate Trust Department

     Services, CCPR or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If Services or CCPR mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders with Other Holders.

     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture, the Guarantee or the Notes. Services, CCPR, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.

Section 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by Services or CCPR to the Trustee to take any action under this Indenture, Services or CCPR shall furnish to the Trustee:

     (a) an Officers' Certificate (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.


Section 12.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. Legal Holidays.

     If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08. No Recourse Against Others.

     No direct or indirect stockholder, employee, officer or director, as such, past, present or future of Services or CCPR or any successor entity shall have any personal liability for any Obligations of Services or CCPR or any successor entity under the Notes, the Guarantee or this Indenture, by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

Section 12.09. Counterparts.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.10. Variable Provisions.

     Services initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The first compliance certificate to be delivered by Services and CCPR to the Trustee pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 1997.

Section 12.11. Governing Law.

     The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

Section 12.12. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of Services or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

Section 12.13. Successors.

     All agreements of Services in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor. All agreements of the Guarantor in this Indenture and the Guarantee shall bind its successor.

Section 12.14. Severability.

     If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15. Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                           [SIGNATURE PAGE FOLLOWS]

                                        CCPR SERVICES, INC.


                                        By: /s/ Richard J. Lubasch
                                           ------------------------------------
                                        Name:  Richard J. Lubasch
                                        Title: Senior Vice President-General
                                               Counsel and Secretary

Attest:

_________________
Name:
Title:



                                        CELLULAR COMMUNICATIONS
                                        OF PUERTO RICO, INC.


                                        By: /s/ Richard J. Lubasch
                                           -------------------------------------
                                        Name:  Richard J. Lubasch
                                        Title: Senior Vice President-General
                                               Counsel and Secretary

Attest:

_________________
Name:
Title:


                                        THE CHASE MANHATTAN BANK
                                        as Trustee


                                        By: ________________________________
                                               Name:
                                               Title:

Attest:

_________________
Name:
Title:

                                        CCPR SERVICES, INC.


                                        By:____________________________________
                                        Name:  Richard J. Lubasch
                                        Title: Senior Vice President-General
                                               Counsel and Secretary

Attest:

_________________
Name:
Title:



                                        CELLULAR COMMUNICATIONS
                                        OF PUERTO RICO, INC.


                                        By:_____________________________________
                                        Name:  Richard J. Lubasch
                                        Title: Senior Vice President-General
                                               Counsel and Secretary

Attest:

_________________
Name:
Title:


                                        THE CHASE MANHATTAN BANK
                                        as Trustee


                                        By: /s/ F. J. Grippo
                                           _____________________________________
                                               Name: F. J. Grippo
                                               Title: Vice President

Attest:

/s/ Andrew M. Deck
-----------------
Name: ANDREW M. DECK
Title: Senior Trust Officer

                                                                     EXHIBIT A-1

                                (Face of Note)

               10% Series A/B Senior Subordinated Note due 2007


     No.                                                             $__________

     CUSIP No.

                              CCPR SERVICES, INC.


     promises to pay to

     or registered assigns,

     the principal sum of

     Dollars (or such lesser or greater amount as disclosed on Schedule A hereof) on February 1, 2007.

     Record Dates:  January 15 and July 15.

     Interest Payment Dates:  February 1 and August 1.



                                             CCPR SERVICES, INC.



                                             By:______________________________
                                             Name:
                                             Title:

Trustee's Certificate of Authentication
Dated: ___________, 1997


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:


THE CHASE MANHATTAN BANK
as Trustee

By:_____________________________
       (Authorized Officer)

                                     A1-1

                                (Back of Note)

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY SERVICES AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./1/
                                            -

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SERVICES OR ANY AFFILIATE OF SERVICES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO SERVICES OR TO THE GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO SERVICES' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND DELIVERY BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE OF A TRANSFER NOTICE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE AND, IN THE CASE OF THE FOREGOING CLAUSE (E), DELIVERY BY THE TRANSFEROR OF A LETTER OF REPRESENTATION SIGNED BY SUCH TRANSFEREE, THE FORM OF WHICH MAY BE OBTAINED


__________________

/1/. This paragraph should be included only if the Note is issued in global form.

                                     A1-2

FROM THE TRUSTEE. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE./2/
                                         -

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. CCPR Services, Inc., a Delaware corporation ("Services"), promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 10% per annum from the date this Note is issued until maturity. Services will pay Liquidated Damages, if any, pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest and Liquidated Damages, if any, will be payable semiannually in cash in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first Interest Payment Date shall be August 1, 1997. Services shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 1% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (including post-petition interest in any proceeding under Bankruptcy Law) and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

     2. METHOD OF PAYMENT. Services will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of Services maintained for such purpose within the City and State of New York, or, at the option of Services, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Services or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. The Chase Manhattan Bank (the "Trustee") will initially act as the Paying Agent and Registrar. Services may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. Services, CCPR or any of their Subsidiaries may act in any such capacity.

     4. INDENTURE. Services issued the Notes under an Indenture, dated as of January 31, 1997 (the "Indenture"), among Services, CCPR and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date of the Indenture (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Notes are senior subordinated obligations of Services limited to $200,000,000 in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

     5. OPTIONAL REDEMPTION. (a) Except as described in paragraph 5(b) below, Services shall not have the right to redeem any Notes prior to February 1, 2002. On or after February 1, 2002, Services will have the right

___________________

/2/. This paragraph should be removed upon the exchange of Series A Notes for Series B Notes in the Exchange Offer or upon the registration of the Series A Notes pursuant to the terms of the Registration Rights Agreement.

                                     A1-3
to redeem all or any part of the Notes in cash at the redemption prices (expressed as a percentage of the aggregate principal amount thereof) set forth below, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date) if redeemed during the 12-month period beginning February 1, of the years indicated below:

     Year                                                   Redemption Price
     ----                                                   ----------------
     2002.................................................. 105.000%
     2003.................................................. 103.333%
     2004.................................................. 101.677%
     2005 and thereafter................................... 100.000%

     (b) In addition, in the event of the first to occur prior to February 1, 2000 of (i) a public offering by Services or CCPR of Capital Stock (other than Disqualified Stock) for gross proceeds of $50 million or more or (ii) a sale or series of related sales by Services or CCPR of its Common Stock to one or more Strategic Equity Investors in a transaction not involving a Change of Control for an aggregate purchase price of $35 million or more (a "Strategic Equity Investor Sale"), Services may, at its option, use all or any portion of the net proceeds thereof to redeem up to a maximum of 33 1/9%of the original aggregate principal amount at maturity of the Notes at a redemption price equal to 109% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, (determined at the redemption date); provided, however, that such redemption may be effected only to the extend that not less than 66 2/3% of the original aggregate principal amount at maturity of the Notes shall remain outstanding immediately after such redemption. Any such redemption may be effected only once and must be effected upon not less than 30 nor more than 60 days notice given within 30 days following such public equity offering or the most recent such sale to a Strategic Equity Investor, as the case may be, provided, however, that if as a result of the same transaction, Services is required to make an Asset Sale Offer, pursuant to Section 4.14 of the Indenture, concurrently with its making of a Strategic Equity Investor Sale, Services shall make the Asset Sale Offer no later than 30 days following such Strategic Equity Investor Sale and, if such Asset Sale Offer is made, any redemption from the Strategic Equity Investor Sale must be effected upon not less than 30 nor more than 60 days' notice given within 30 days following the consummation of the Asset Sale Offer.

     (c) In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis or in such other manner as it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     6.   MANDATORY REDEMPTION.  Except as set forth under Sections 4.13 and
4.14 of the Indenture, Services shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDERS. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require Services to repurchase its Notes in cash pursuant to the offer described in
Section 4.13 of the Indenture at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase. Within 30 days following any Change of Control Triggering Event, Services shall mail a notice to the Trustee and each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If Services, CCPR or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Cash Proceeds from such Asset Sales as provided in Section 4.14 of the Indenture, Services will be required, under certain circumstances, to utilize the Net Cash Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price in cash equal to 100% of the principal amount of the Notes plus accrued interest and Liquidated Damages, if any, to the date of payment. If the Net Cash Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of Article 3 of the Indenture.

                                     A1-4

     (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control Offer or Asset Sale Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

     (d) Services shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by Services to repurchase the Notes as a result of a Change of Control Triggering Event or an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, Services shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

     8. NOTICE OF REDEMPTION OR PURCHASE. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

     9. SUBORDINATION. The Notes and Guarantee are subordinated in right of payment, to the extent and in the manner provided in Article 10 and Section
11.04 of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, which includes all Indebtedness of Services or CCPR (including, with respect to the Credit Agreement, all Obligations thereunder), including interest thereon, whether outstanding on the Issue Date or thereafter incurred, other than (a) Indebtedness that is expressly subordinated or junior in right of payment to any Indebtedness of Services or CCPR, (b) Indebtedness represented by Disqualified Capital Stock, (c) any liability for federal, state, local or other taxes owed or owing by Services or CCPR, (d) Indebtedness of Services or CCPR to any Subsidiary of Services or CCPR or any Affiliate of Services or CCPR (other than Purchase Money Indebtedness constituting at least 75% but not more than 100% of the cost of wireless cellular communication system equipment and other related fixed assets, incurred in compliance with Section
4.07 of the Indenture), (e) trade payables and (f) Indebtedness incurred in violation of the Indenture. Services and CCPR agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     10. GUARANTEE. Services' payment obligations under the Notes are fully and unconditionally guaranteed by CCPR. The Guarantee will be subordinated to the prior payment in full of all Senior Debt of CCPR and the amounts for which CCPR will be liable under the guarantee issued from time to time with respect to Senior Debt.

     11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

     12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a payment Default) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the

                                     A1-5

Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

      Without the consent of any Holder, the Indenture or the Notes may be amended to: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption by a successor corporation of Services' Obligations to the Holders in the event of a merger, consolidation or disposition pursuant to Article 5 of the Indenture; (d) to comply with SEC's requirements to effect or maintain the qualification of the Indenture under the TIA; (e) to provide for additional guarantee with respect to the Notes or (f) to make any change that does not materially adversely affect any Holder's legal rights under the Indenture. Any amendment to the provisions of Article 10 or
Section 11.04 of the Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes. Certain amendments require the consent of each Holder adversely affected.

     14. DEFAULTS AND REMEDIES. Events of Default include: (i) the failure by Services to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, whether or not prohibited by Article 10 of the Indenture; (ii) the failure by Services to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Payment or the Asset Sale Offer Price, whether or not prohibited by Article 10 of the Indenture; (iii) the failure by Services or CCPR to observe or perform any other covenant or agreement contained in the Notes, the Guarantee or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to Services or CCPR, as the case may be, by the Trustee or to Services or CCPR, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;
(iv) certain events of bankruptcy or insolvency involving Services, CCPR or any Restricted Subsidiary that is a Significant Subsidiary; (v) (1) a default in any Indebtedness (other than the Credit Agreement) of Services, CCPR or any of the Restricted Subsidiaries with an aggregate principal amount in excess of $5 million (a) resulting from the failure to pay principal or interest (in the case of an interest default or a default in the payment of principal other than at its stated maturity, after the expiration of the applicable grace period) when due or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, or (2) a default in the Credit Agreement (with an aggregate principal amount in excess of $5 million outstanding with respect thereto) (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against Services, CCPR or any of the Restricted Subsidiaries and not stayed, fully bonded, discharged, paid or vacated within 60 days; and (vii) except as permitted by the Indenture, the Guarantee shall be held in any final judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or CCPR, or any Person acting on behalf of CCPR, shall deny or disaffirm its obligations under its Guarantee.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable by notice in writing to Services and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by Services and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to such Notes, which

                                     A1-6
may only be waived with the consent of each Holder of Notes affected. Services must furnish an annual compliance certificate to the Trustee.

     15. TRUSTEE DEALINGS WITH SERVICES. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Services, CCPR or any of their Affiliates, and may otherwise deal with Services, CCPR or any of their Affiliates, as if it were not Trustee.

     16. NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of Services or CCPR or any successor entity shall have any personal liability for any Obligations of Services or CCPR or any successor entity under the Notes, the Guarantee or the Indenture, by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of January 31, 1997, among Services, CCPR and the Initial Purchasers (the "Registration Rights Agreement").

     18. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Services in accordance with Section 5.01 of the Indenture, the successor corporation formed by such consolidation or with which or into Services is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Services under the Indenture with the same effect as if such successor has been named as Services under the Indenture; provided, however, that neither Services nor any successor corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

     19. GOVERNING LAW. The internal laws of the state of New York shall govern the Indenture and the Notes without regard to the conflict of laws provisions thereof.

     20. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Services has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

     Services will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                              CCPR Services, Inc.
                             110 East 59th Street
                              New York, NY  10022
                      Attention: Chief Financial Officer

                                     A1-7

                                Assignment Form



     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
              (Insert assignee's Social Security or tax I.D. No.)

________________________________________________________________________________


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of Services. The agent may substitute another to act for such agent._______________________________________


Date:_______________



                              Your Signature:__________________________________
                              (Sign exactly as your name appears on the face of
                               this Security)

                              By:__________________________
                              Notice: To be executed by an executive officer

                              Signature Guarantee:/***/_________________________







_____________________

/***/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-8

                      Option of Holder to Elect Purchase

     If you want to elect to have this Security purchased by Services pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

     [_] Section 4.13              [_] Section 4.14



      If you want to elect to have only part of this Security purchased by Services pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________



Date:  _____________          Your Signature:_________________________________
                              (Sign exactly as your name appears on the
                                Security)

                              By:_____________________
                              Notice: To be executed by an executive officer

                              Tax Identification No.:____________



                              Signature Guarantee:/*/___________________________







___________________

/*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-9

                                  SCHEDULE A

  SCHEDULE OF EXCHANGES OR TRANSFERS FOR DEFINITIVE NOTES OR ANOTHER NOTE/2/


     The following exchanges or transfers of a part of this Global Note for Definitive Notes or another Global Note have been made:

====================================================================================================================
                                                                    Principal Amount of         Signature of
                    Amount of decrease in  Amount of increase in      this Global Note      authorized officer of
                     Principal Amount of    Principal Amount of   following such decrease      Trustee or Note
 Date of Exchange     this Global Note       this Global Note          (or increase)              Custodian
   or Transfer
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------




====================================================================================================================

______________________

2.  To be included only if the Note is issued in global form.

                                    A1-10

                                                                     EXHIBIT A-2

                 (Face of Regulation S Temporary Global Note)

               10% Series A/B Senior Subordinated Note due 2007


     No.                                                             $__________

     CUSIP No.

                              CCPR SERVICES, INC.


     promises to pay to

     or registered assigns,

     the principal sum of

     Dollars (or such lesser or greater amount as disclosed on Schedule A hereof) on February 1, 2007.

     Record Dates:  January 15 and July 15.

     Interest Payment Dates:  February 1 and August 1.



                                   CCPR SERVICES, INC.

                                   By:______________________________
                                      Name:
                                      Title:

Trustee's Certificate of Authentication
Dated: ___________, 1997


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:


THE CHASE MANHATTAN BANK
as Trustee

By:_____________________________
       (Authorized Officers)



                 (Back of Regulation S Temporary Global Note)

                                     A2-1

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO SERVICES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./1/

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SERVICES OR ANY AFFILIATE OF SERVICES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO SERVICES OR TO THE GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO SERVICES' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE


1. This paragraph should be included only if the Note is issued in global form.

                                     A2-2

     DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND DELIVERY BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE OF A TRANSFER NOTICE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE AND, IN THE CASE OF THE FOREGOING CLAUSE (E), DELIVERY BY THE TRANSFEROR OF A LETTER OF REPRESENTATION SIGNED BY SUCH TRANSFEREE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE./2/

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. CCPR Services, Inc., a Delaware corporation ("Services"), promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 10% per annum from the date this Note is issued until maturity. Services will pay Liquidated Damages, if any, pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest and Liquidated Damages, if any, will be payable semiannually in cash in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first Interest Payment Date shall be August 1, 1997. Services shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of 1% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (including post-petition interest in any proceeding under Bankruptcy Law) and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     2. METHOD OF PAYMENT. Services will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of Services maintained for such purpose within the City and State of New York, or, at the option of Services, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Services or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. The Chase Manhattan Bank (the "Trustee") will initially act as the Paying Agent and Registrar. Services may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. Services, CCPR or any of their Subsidiaries may act in any such capacity.

____________________

2. This paragraph should be removed upon the exchange of Series A Notes for Series B Notes in the Exchange Offer or upon the registration of the Series A Notes pursuant to the terms of the Registration Rights Agreement.

                                     A2-3

     4. INDENTURE. Services issued the Notes under an Indenture, dated as of January 31, 1997 (the "Indenture"), among Services, CCPR and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Notes are senior subordinated obligations of Services limited to $200,000,000 in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

     5. OPTIONAL REDEMPTION. (a) Except as described in paragraph 5(b) below, Services shall not have the right to redeem any Notes prior to February 1, 2002. On or after February 1, 2002, Services will have the right to redeem all or any part of the Notes in cash at the redemption prices (expressed as a percentage of the aggregate principal amount thereof) set forth below, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date) if redeemed during the 12-month period beginning February 1, of the years indicated below:

     Year                                                   Redemption Price
     ----                                                   ----------------
     2002                                                   105.000%
     2003                                                   103.333%
     2004                                                   101.677%
     2005 and thereafter                                    100.000%

     (b) In addition, in the event of the first to occur prior to February 1, 2000 of (i) a public offering of by Services or CCPR of Capital Stock (other than Disqualified Stock) for gross proceeds of $50 million or more or (ii) a sale or series of related sales by Services or CCPR of its Common Stock to one or more Strategic Equity Investors in a transaction not involving a Change of Control for an aggregate purchase price of $35 million or more (a "Strategic Equity Investor Sale"), Services may, at its option, use all or any portion of the net proceeds thereof to redeem up to a maximum of 33-1/3% of the original aggregate principal amount at maturity of the Notes at a redemption price equal to 109% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, (determined at the redemption date); provided, however, that such redemption may be effected only to the extend that not less than 66-2/3% of the original aggregate principal amount at maturity of the Notes shall remain outstanding immediately after such redemption. Any such redemption may be effected only once and must be effected upon not less than 30 nor more than 60 days notice given within 30 days following such public equity offering or the most recent such sale to a Strategic Equity Investor, as the case may be, provided, however, that if as a result of the same transaction, Services is required to make an Asset Sale Offer, pursuant to Section 4.14 of the Indenture, concurrently with its making of a Strategic Equity Investor Sale, Services shall make the Asset Sale Offer no later than 30 days following such Strategic Equity Investor Sale and, if such Asset Sale Offer is made, any redemption from the Strategic Equity Investor Sale must be effected upon not less than 30 nor more than 60 days' notice given within 30 days following the consummation of the Asset Sale Offer.

     (c) In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis or in such other manner as it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     6.   MANDATORY REDEMPTION.  Except as set forth under Sections 4.13 and
4.14 of the Indenture, Services shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDERS. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require Services to repurchase its Notes in cash pursuant to the offer described in
Section 4.13 of the Indenture at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase. Within 30 days following any Change of Control Triggering Event, Services shall mail a notice to the Trustee and each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                                     A2-4

     (b) If Services, CCPR or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Cash Proceeds from such Asset Sales as provided in Section 4.14 of the Indenture, Services will be required, under certain circumstances, to utilize the Net Cash Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price equal to 100% of the principal amount of the Notes plus accrued interest and Liquidated Damages, if any, to the date of payment. If the Net Cash Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of Article 3 of the Indenture.

     (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control Offer or Asset Sale Offer by completing the form below entitled OPTION OF HOLDER TO ELECT PURCHASE."

     (d) Services shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by Services to repurchase the Notes as a result of a Change of Control Triggering Event or an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, Services shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

     8. NOTICE OF REDEMPTION OR PURCHASE. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

     9. SUBORDINATION. The Notes and Guarantee are subordinated in right of payment, to the extent and in the manner provided in Article 10 and Section
11.04 of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, which includes all Indebtedness of Services or CCPR (including, with respect to the Credit Agreement, all Obligations thereunder), including interest thereon, whether outstanding on the Issue Date or thereafter incurred, other than (a) Indebtedness that is expressly subordinated or junior in right of payment to any Indebtedness of Services or CCPR, (b) Indebtedness represented by Disqualified Capital Stock, (c) any liability for federal, state, local or other taxes owed or owing by Services or CCPR, (d) Indebtedness of Services or CCPR to any Subsidiary of Services or CCPR or any Affiliate of Services or CCPR (other than Purchase Money Indebtedness constituting at least 75% but not more than 100% of the cost of wireless cellular communication system equipment and other related fixed assets, incurred in compliance with Section
4.07 of the Indenture), (e) trade payables and (f) Indebtedness incurred in violation of the Indenture. Services and CCPR agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     10. GUARANTEE. Services' payment obligations under the Notes are fully and unconditionally guaranteed by CCPR. The Guarantee will be subordinated to the prior payment in full of all Senior Debt of CCPR and the amounts for which CCPR will be liable under the guarantee issued from time to time with respect to Senior Debt.

     11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

     12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                                     A2-5

     13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a payment Default) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of any Holder, the Indenture or the Notes may be amended to: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption by a successor corporation of Services' Obligations to the Holders in the event of a merger, consolidation or disposition pursuant to Article 5 of the Indenture; (d) to comply with SEC's requirements to effect or maintain the qualification of the Indenture under the TIA; (e) to provide for additional guarantee with respect to the Notes or (f) to make any change that does not materially adversely affect any Holder's legal rights under the Indenture. Any amendment to the provisions of Article 10 or
Section 11.04 of the Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes. Certain amendments require the consent of each Holder adversely affected.

     14. DEFAULTS AND REMEDIES. Events of Default include: (i) the failure by Services to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, whether or not prohibited by Article 10 of the Indenture; (ii) the failure by Services to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration on or otherwise, including, without limitation, payment of the Change of Control Payment or the Asset Sale Offer Price, whether or not prohibited by Article 10 of the Indenture; (iii) the failure by Services or CCPR to observe or perform any other covenant or agreement contained in the Notes, the Guarantee or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to Services or CCPR, as the case may be, by the Trustee or to Services or CCPR, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;
(iv) certain events of bankruptcy or insolvency involving Services, CCPR or any Restricted Subsidiary that is a Significant Subsidiary; (v) (1) a default in any Indebtedness (other than the Credit Agreement) of Services, CCPR or any of the Restricted Subsidiaries with an aggregate principal amount in excess of $5 million (a) resulting from the failure to pay principal or interest (in the case of an interest default or a default in the payment of principal other than at its stated maturity, after the expiration of the applicable grace period) when due or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, or (2) a default in the Credit Agreement (with an aggregate principal amount in excess of $5 million outstanding with respect thereto) (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against Services, CCPR or any of the Restricted Subsidiaries and not stayed, fully bonded, discharged, paid or vacated within 60 days; and (vii) except as permitted by the Indenture, the Guarantee shall be held in any final judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or CCPR, or any Person acting on behalf of CCPR, shall deny or disaffirm its obligations under its Guarantee.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable by notice in writing to Services and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by Services and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any

                                     A2-6
trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to such Notes, which may only be waived with the consent of each Holder of Notes affected. Services must furnish an annual compliance certificate to the Trustee.

     15. TRUSTEE DEALINGS WITH SERVICES. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Services, CCPR or any of their Affiliates, and may otherwise deal with Services, CCPR or any of their Affiliates, as if it were not Trustee.

     16. NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of Services or CCPR or any successor entity shall have any personal liability for any Obligations of Services or CCPR or any successor entity under the Notes, the Guarantee or the Indenture, by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of January 31, 1997, among Services, CCPR and the Initial Purchasers (the "Registration Rights Agreement").

     18. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Services in accordance with Section 5.01 of the Indenture, the successor corporation formed by such consolidation or with which or into Services is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Services under the Indenture with the same effect as if such successor has been named as Services under the Indenture; provided, however, that neither Services nor any successor corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

     19. GOVERNING LAW. The internal laws of the state of New York shall govern the Indenture and the Notes without regard to the conflict of laws provisions thereof.

     20. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Services has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.



     Services will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                     A2-7

                              CCPR Services, Inc.
                             110 East 59th Street
                              New York, NY  10022
                      Attention: Chief Financial Officer

                                     A2-8

                                Assignment Form



     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
              (Insert assignee's Social Security or tax I.D. No.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of Services. The agent may substitute another to act for such agent._______________________________________


Date:________________



                         Your Signature:________________________________________
                         (Sign exactly as your name appears on the face of this
                           Security)

                         By:_____________________
                         Notice: To be executed by an executive officer

                         Signature Guarantee:/*/________________________________










____________________

/*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-9

                      Option of Holder to Elect Purchase

     If you want to elect to have this Security purchased by Services pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

     [_] Section 4.13              [_] Section 4.14



     If you want to elect to have only part of this Security purchased by Services pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________



Date:  _____________          Your Signature:_________________________________
                              (Sign exactly as your name appears on the
                                Security)

                              By:____________________
                              Notice:  To be executed by an executive officer


                              Tax Identification No.:____________________



                              Signature Guarantee:/*/









__________________

/*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-10

                                  SCHEDULE A

  SCHEDULE OF EXCHANGES OR TRANSFERS FOR DEFINITIVE NOTES OR ANOTHER NOTE/2/



      The following exchanges or transfers of a part of this Global Note for Definitive Notes or another Global Note have been made:

======================================================================================================================
                                                                  Principal Amount of this       Signature of
                    Amount of decrease in  Amount of increase in         Global Note         authorized officer of
 Date of Exchange    Principal Amount of    Principal Amount of    following such decrease      Trustee or Note
   or Transfer        this Global Note       this Global Note           (or increase)              Custodian
----------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------




======================================================================================================================

________________________

2.  To be included only if the Note is issued in global form.

                                     A2-11

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

CCPR Services, Inc.
110 East 59th Street
New York, NY  10022
Attention:  Chief Financial Officer

The Chase Manhattan Bank
450 West 33rd Street
New York, NY  10001
Attention:  Corporate Trust Department

     Re: 10% Series A Senior Subordinated Notes due 2007 of CCPR Services, Inc.
         ----------------------------------------------------------------------

     Reference is hereby made to the Indenture, dated as of January 31, 1997 (the "Indenture"), between CCPR Services, Inc., as issuer ("Services"), Cellular
      ---------                                             --------
Communications of Puerto Rico, Inc., as guarantor ("CCPR") and The Chase
                                                    ----
Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     _____________________________________, (the "Transferor") owns and proposes
                                                  ----------
to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________________ in such Note[s] or interests (the "Transfer"), to ____________________________ (the "Transferee"), as
      --------                                           ----------
further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

1.   [_]  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE
          ---------------------------------------------------------------------
RULE 144A GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO RULE 144A.  The Transfer
---------------------------------------------------------------
is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and,
                                                --------------
accordingly, the Transferor hereby further certifies that the book-entry interests or Definitive Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the book-entry interests or Definitive Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred book-entry interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   [_]  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE
          ---------------------------------------------------------------------
REGULATION S GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO REGULATION S.  The
---------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the

Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.   [_]  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY
          -----------------------------------------------------------------
INTERESTS IN THE IAI GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO ANY PROVISION
------------------------------------------------------------------------------
OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to book-entry interests in Restricted Global Notes and Definitive Notes bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

 (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

 (b) [_]  such Transfer is being effected to Services or any Subsidiary;

                                      or

 (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                      or

 (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to book-entry interests in a Restricted Global Note or Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of Exhibit D to the Indenture, or (y) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (i) such Transfer is in compliance with the Securities Act and (ii) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred book-entry interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.   [_]  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE
          ---------------------------------------------------------------------
UNRESTRICTED GLOBAL NOTE OR IN DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE
----------------------------------------------------------------------------
PLACEMENT LEGEND.
----------------

 (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred book-entry interests or Definitive Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.

 (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred book-entry interests or Definitive Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.

 (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred book-entry interests or Definitive Notes will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Definitive Notes bearing the Private Placement Legend and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of Services and CCPR.


                         _____________________________________
                         [Insert Name of Transferor]


                         By: _________________________________
                          Name:
                          Title:

Dated: ___________, ______

                      ANNEX A TO CERTIFICATE OF TRANSFER


1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

 (a) [_]  Book-entry interests in the:

     (i)  [_]  144A Global Note (CUSIP _________________________), or

     (ii) [_]  Regulation S Global Note (CUSIP ______________________), or

     (iii)[_]  IAI Global Note (CUSIP _________________________________); or

 (b) [_]  Restricted Definitive Notes.


2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

 (a) [_]  Book-entry interests in the:

     (i)  [_]  144A Global Note (CUSIP ______________________________), or

     (ii) [_]  Regulation S Global Note (CUSIP __________________________), or

     (iii)[_]  IAI Global Note (CUSIP _____________________________ ); or

     (iv) [_]  Unrestricted Global Note (CUSIP _______________________________);
          or

 (b) [_]  Restricted Definitive Notes; or

 (c) [_] Unrestricted Definitive Notes that do not bear the Private Placement Legend, in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

CCPR Services, Inc.
110 East 59th Street
New York, NY  10022
Attention:  Chief Financial Officer

The Chase Manhattan Bank
450 West 33rd Street
New York, NY  10001
Attention:  Corporate Trust Department

          Re: 10% Series A Senior Subordinated Notes due 2007 of CCPR Services,
              -----------------------------------------------------------------
              Inc.
              ----

               (CUSIP ________________________________________)

          Reference is hereby made to the Indenture, dated as of January 31, 1997 (the "Indenture"), between CCPR Services, Inc., as issuer (the "Services"),
           ---------                                                 --------
Cellular Communications of Puerto Rico, Inc., as guarantor ("CCPR") and The
                                                             ----
Chase Manhattan Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________________________________, (the "Holder") owns and proposes
                                                      ------
to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____________________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Holder hereby certifies that:
---------

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BOOK-ENTRY INTERESTS IN RESTRICTED GLOBAL NOTES FOR DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND OR BOOK-ENTRY INTERESTS IN UNRESTRICTED GLOBAL NOTES.

     (a)  [_]  CHECK IF EXCHANGE IS FROM BOOK-ENTRY IN RESTRICTED GLOBAL NOTES
               ---------------------------------------------------------------
INTEREST TO BOOK-ENTRY INTEREST IN UNRESTRICTED GLOBAL NOTES.  In connection
------------------------------------------------------------
with the Exchange of the Holder's book-entry interest in Restricted Global Notes for book-entry interests in Unrestricted Global Notes in an equal principal amount, the Holder hereby certifies (i) the book-entry interests in Unrestricted Global Notes are being acquired for the Holder's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the book-entry interests in Unrestricted Global Notes are being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     (b)  [_]  CHECK IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN RESTRICTED
               -----------------------------------------------------------
GLOBAL NOTES TO DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND.
------------------------------------------------------------------------------
In connection with the Exchange of the Holder's book-entry interests in Restricted Global Notes for Definitive Notes that do not bear the Private Placement Legend, in an equal principal amount the Holder hereby certifies (i) the Definitive Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO BOOK-
               -------------------------------------------------------------
ENTRY INTERESTS IN UNRESTRICTED GLOBAL NOTES.  In connection with the Holder's
--------------------------------------------
Exchange of Restricted Definitive Notes for book-entry interests in Unrestricted Global Notes in an equal principal amount, the Holder hereby certifies (i) the book-entry interests in Unrestricted Global Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the book-entry interests in Unrestricted Global Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO
               --------------------------------------------------------
DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND.  In connection
--------------------------------------------------------------
with the Holder's Exchange of a Restricted Definitive Note for Definitive Notes that do not bear the Private Placement Legend in an equal principal amount, the Holder hereby certifies (i) the Definitive Notes that do not bear the Private Placement Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act , (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BOOK-ENTRY INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BOOK-ENTRY INTERESTS IN RESTRICTED GLOBAL NOTES

     (a)  [_]  CHECK IF EXCHANGE IS FROM BOOK-ENTRY INTERESTS IN RESTRICTED
               ------------------------------------------------------------
GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of
------------------------------------------
the Holder's restricted book-entry interest for Restricted Definitive Notes with an equal principal amount, the Holder hereby certifies (i) the Restricted Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

     (b)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO BOOK-
               -------------------------------------------------------------
ENTRY INTERESTS IN RESTRICTED GLOBAL NOTES.  In connection with the Exchange of
------------------------------------------
the Holder's Restricted Definitive Note for book-entry interests in Restricted Global Notes in the [CHECK ONE] [_] Rule 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note in an equal principal amount, the Holder hereby certifies (i) the Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the book-entry interests issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of Services and CCPR.


                                        ______________________________________
                                        [Insert Name of Holder]


                                        By:___________________________________
                                         Name:
                                         Title:

Dated: ___________, _____

                                                                       EXHIBIT D

CCPR SERVICES, Inc.
110 East 59th Street
New York, NY  10022

     In connection with our proposed purchase of $200,000,000 aggregate principal amount of the 10% Series A Senior Subordinated Notes due 2007 (the "Notes") of CCPR Services, Inc. (the "Issuer"), we confirm that:

          1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issuance of the Notes and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Note (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
     (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring Notes for its own account or for the account of an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act and otherwise in compliance with applicable laws, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph
     (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our own behalf and on behalf of any investor account for which we are purchasing Notes that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

          2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which were are acting are each able to bear the economic risk of our or its investment for an indefinite period and we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

     3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

     4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        Very truly yours,



                                        ___________________________
                                        Name of Purchaser


By:  _______________________

Date:  _____________________


     Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

Name:  _____________________

Address:  __________________

Taxpayer ID Number:  _______

                                                                       EXHIBIT E

               [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                   GUARANTEE

          Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Guarantor," which term includes any successor [or additional Guarantor] under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed), (i) has fully and unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, (c) the due and punctual performance of all other payment obligations of Services to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture or the Notes, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

          This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated to the extent set forth in Article 10 and Section 11.04 of the Indenture and reference is hereby made to such Indenture for the precise terms of such subordination.

          This Guarantee shall be governed by the internal laws of the State of New York, without regard to conflict of laws provisions thereof.


                              Cellular Communications of Puerto Rico, Inc.


                              By:  ________________________________
                              Name:
                              Title:

                                                                       EXHIBIT F

                        FORM OF SUPPLEMENTAL INDENTURE


     Supplemental Indenture (this "Supplemental Indenture"), dated as of _____________, ____, between _________________________ (the "Additional
Guarantor"), CCPR Services, Inc., a Delaware corporation ("Services"), Cellular Communications of Puerto Rico, Inc., a Delaware corporation ("CCPR") and The Chase Manhattan Bank, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S E T H

     WHEREAS, Services and CCPR have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 31, 1997, providing for the issuance of an aggregate principal amount of $200,000,000 of 10% Series A and Series B Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances Services and CCPR are required to cause the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of Services' Obligations under the Indenture and the Notes pursuant to a guarantee (the "Additional Guarantee") on the terms and conditions of the Guarantee by CCPR in
Article 11 of the Indenture and on the other terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01(e) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture including, without limitation, the subordination provisions of Article 10 thereof.

     2. Agreement to Guarantee. The Additional Guarantor hereby agrees, jointly and severally with all other guarantors, to guarantee Services' Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth herein and in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. Release of Additional Guarantor. In the event that the holders of Services' Other Indebtedness which is guaranteed by the Additional Guarantor release the Additional Guarantor from its guarantee in respect of such Other Indebtedness, except a discharge or release by or as a result of any payment under the guarantee of such Other Indebtedness by the Additional Guarantor, the Additional Guarantor shall be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee; provided however, if, after such release, any guarantee under such Other Indebtedness is subsequently reincurred or reinstated, then such Additional Guarantor reincurring or reinstating such guarantee under such Other Indebtedness shall execute and reinstate its Additional Guarantee hereunder.

          Upon receipt of an Officers' Certificate, the Trustee shall execute any documents reasonably requested by Services, CCPR or the Additional Guarantor in order to evidence the release of such Additional Guarantor from its obligations under the Additional Guarantee.

     4. No Recourse Against Others. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of Services, CCPR or the Additional Guarantor or any successor entity shall have any personal liability for any Obligations of Services, CCPR or the Additional Guarantor or any successor entity under the Additional Guarantee, by reason of his or its status as such stockholder, employee, officer or director.

Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     5. Governing Law. The internal laws of the State of New York shall govern this Supplemental Indenture, without regard to the conflict of laws provisions thereof.


     6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



                         [Additional Guarantor]


                         By:_____________________________
                            Name:
                            Title:


Attest:


____________________________
Name:
Title:


                         CCPR Services, Inc.



                         By:_____________________________
                            Name:
                            Title:


Attest:


____________________________
Name:
Title:

                         Cellular Communications of Puerto Rico, Inc.



                         By:_____________________________
                            Name:
                            Title:


Attest:


____________________________
Name:
Title:
                         The Chase Manhattan Bank
                          as Trustee


                         By:_____________________________
                            Name:
                            Title:


Attest:


____________________________
Name:
Title:

                            CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                 Indenture Section
310  (a)(1)......................................................          7.10
     (a)(2)......................................................          7.10
     (a)(3)......................................................          N.A.
     (a)(4)......................................................          N.A.
     (a)(5)......................................................          7.10
     (b).........................................................          7.10
     (c).........................................................          N.A.
311  (a).........................................................          7.11
     (b).........................................................          7.11
     (c).........................................................          N.A.
312  (a).........................................................          2.05
     (b).........................................................         12.03
     (c).........................................................         12.03
313  (a).........................................................          7.06
     (b)(1)......................................................         10.03
     (b)(2)......................................................          7.07
     (c).........................................................    7.06;12.02
     (d).........................................................          7.06
314  (a).........................................................    4.04;12.02
     (b).........................................................         10.02
     (c)(1)......................................................         12.04
     (c)(2)......................................................         12.04
     (c)(3)......................................................          N.A.
     (d).........................................................  10.03, 10.04
     (e).........................................................         12.07
     (f).........................................................          N.A.
315  (a).........................................................          7.01
     (b).........................................................    7.05,12.02
     (c).........................................................          7.01
     (d).........................................................          7.01
     (e).........................................................          6.11
316  (a)(last sentence)..........................................          2.09
     (a)(1)(A)...................................................          6.05
     (a)(1)(B)...................................................          6.04
     (a)(2)......................................................          N.A.
     (b).........................................................          6.07
     (c).........................................................          2.13
317  (a)(1)......................................................          6.08
     (a)(2)......................................................          6.09
     (b).........................................................          2.04
318  (a).........................................................         12.01
     (b).........................................................          N.A.
     (c).........................................................         12.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.   Definitions............................................................... 1
Section 1.02.   Other Definitions.........................................................13
Section 1.03.   Incorporation by Reference of Trust Indenture Act.........................14
Section 1.04.   Rules of Construction.....................................................14

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.   Form and Dating...........................................................14
Section 2.02.   Execution and Authentication..............................................16
Section 2.03.   Registrar and Paying Agent................................................16
Section 2.04.   Paying Agent to Hold Money in Trust.......................................17
Section 2.05.   Holder Lists..............................................................17
Section 2.06.   Transfer and Exchange.....................................................17
Section 2.07.   Replacement Notes.........................................................27
Section 2.08.   Outstanding Notes.........................................................28
Section 2.09.   Treasury Notes............................................................28
Section 2.10.   Temporary Notes...........................................................28
Section 2.11.   Cancellation..............................................................28
Section 2.12.   Defaulted Interest........................................................29
Section 2.13.   Record Date...............................................................29
Section 2.14.   CUSIP Number..............................................................29

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.   Notices to Trustee........................................................29
Section 3.02.   Selection of Notes to be Redeemed or Purchased............................30
Section 3.03.   Notice of Redemption......................................................30
Section 3.04.   Effect of Notice of Redemption............................................31
Section 3.05.   Deposit of Redemption Price...............................................31
Section 3.06.   Notes Redeemed in Part....................................................31
Section 3.07.   Optional Redemption Provisions............................................31
Section 3.08.   Mandatory Purchase Provisions.............................................32

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.   Payment of Notes..........................................................33
Section 4.02.   Reports...................................................................34
Section 4.03.   Compliance Certificate....................................................35
Section 4.04.   Stay, Extension and Usury Laws............................................35
Section 4.05.   Restricted Payments.......................................................35
Section 4.06.   Line of Business..........................................................36

Section 4.07.   Incurrence of Additional Indebtedness.....................................36
Section 4.08.   Transactions With Related Persons.........................................37
Section 4.09.   Liens.................................................................... 38
Section 4.10.   Compliance With Laws, Taxes...............................................38
Section 4.11.   Restrictions On Subsidiary Dividends......................................38
Section 4.12.   Maintenance of Office or Agencies.........................................39
Section 4.13.   Offer to Repurchase Upon Change of Control Triggering Event...............39
Section 4.14.   Asset Sales and Sales of Restricted Subsidiary Stock......................40
Section 4.15.   Guarantees of Services' Indebtedness by Restricted Subsidiaries...........42
Section 4.16.   No Senior Subordinated Indebtedness.......................................42
Section 4.17.   Status As Investment Company..............................................42

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.   Merger, Consolidation or Sale of Assets...................................42
Section 5.02.   Successor Corporation Substituted.........................................43

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.........................................................43
Section 6.02.   Acceleration..............................................................44
Section 6.03.   Other Remedies............................................................45
Section 6.04.   Waiver of Past Defaults...................................................45
Section 6.05.   Control by Majority.......................................................46
Section 6.06.   Limitation on Suits.......................................................46
Section 6.07.   Rights of Holders to Receive Payment......................................46
Section 6.08.   Collection Suit by Trustee................................................46
Section 6.09.   Trustee May File Proofs of Claim..........................................46
Section 6.10.   Priorities................................................................47
Section 6.11.   Undertaking for Costs.....................................................47

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.   Duties of Trustee.........................................................47
Section 7.02.   Rights of Trustee.........................................................48
Section 7.03.   Individual Rights of Trustee..............................................48
Section 7.04.   Trustee's Disclaimer......................................................49
Section 7.05.   Notice to Holders of Defaults and Events of Default.......................49
Section 7.06.   Reports by Trustee to Holders.............................................49
Section 7.07.   Compensation and Indemnity................................................49
Section 7.08.   Replacement of Trustee....................................................50
Section 7.09.   Successor Trustee by Merger, Etc..........................................50
Section 7.10.   Eligibility; Disqualification.............................................50
Section 7.11.   Preferential Collection of Claims Against Services........................51

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance..................51
Section 8.02.   Legal Defeasance and Discharge............................................51
Section 8.03.   Covenant Defeasance.......................................................51
Section 8.04.   Conditions to Legal or Covenant Defeasance................................52
Section 8.05.   Deposited Money and Government Securities to be Held in Trust;
                Other Miscellaneous Provisions............................................53
Section 8.06.   Repayment to Services.....................................................53
Section 8.07.   Reinstatement.............................................................54

                                   ARTICLE 9
                                  AMENDMENTS

Section 9.01.   Amendments and Supplements Permitted Without Consent of Holders...........54
Section 9.02.   Amendments and Supplements Requiring Consent of Holders...................54
Section 9.03.   Compliance with TIA.......................................................55
Section 9.04.   Revocation and Effect of Consents.........................................55
Section 9.05.   Notation on or Exchange of Notes..........................................56
Section 9.06.   Trustee Protected.........................................................56

                                  ARTICLE 10
                                 SUBORDINATION

Section 10.01.  Agreement to Subordinate..................................................56
Section 10.02.  Liquidation; Dissolution; Bankruptcy......................................56
Section 10.03.  Default on Designated Senior Debt.........................................57
Section 10.04.  Acceleration of Notes.....................................................57
Section 10.05.  When Distribution Must Be Paid Over.......................................58
Section 10.06.  Notice by Services........................................................58
Section 10.07.  Subrogation...............................................................58
Section 10.08.  Relative Rights...........................................................58
Section 10.09.  Subordination May Not Be Impaired by Services.............................59
Section 10.10.  Distribution or Notice to Representative..................................59
Section 10.11.  Rights of Trustee and Paying Agent........................................59
Section 10.12.  Authorization to Effect Subordination.....................................59
Section 10.13.  Amendments................................................................60

                                  ARTICLE 11
                              GUARANTEE OF NOTES

Section 11.01.  Guarantee.................................................................60
Section 11.02.  Execution and Delivery of the Guarantee...................................60
Section 11.03.  "Trustee" to Include Paying Agent.........................................61
Section 11.04.  Subordination of Guarantee................................................61

                                  ARTICLE 12
                                 MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls..............................................61

Section 12.02.  Notices...................................................................61
Section 12.03.  Communication by Holders with Other Holders...............................62
Section 12.04.  Certificate and Opinion as to Conditions Precedent........................62
Section 12.05.  Statements Required in Certificate or Opinion.............................62
Section 12.06.  Rules by Trustee and Agents...............................................63
Section 12.07.  Legal Holidays............................................................63
Section 12.08.  No Recourse Against Others................................................63
Section 12.09.  Counterparts..............................................................63
Section 12.10.  Variable Provisions.......................................................63
Section 12.11.  Governing Law.............................................................63
Section 12.12.  No Adverse Interpretation of Other Agreements.............................63
Section 12.13.  Successors................................................................64
Section 12.14.  Severability..............................................................64
Section 12.15.  Table of Contents, Headings, Etc..........................................64

Exhibit A-1     Form of Note.............................................................A-1
Exhibit A-2     Form of Regulation S Temporary Global Note...............................A-2
Exhibit B       Form of Certificate of Transfer............................................B
Exhibit C       Form of Certificate of Exchange............................................C
Exhibit D       Form of Certificate to be Delivered by Institutional
                Accredited Investors.......................................................D
Exhibit E       Form of Notation on Note Relating to Guarantee.............................E
Exhibit F       Form of Supplemental Indenture.............................................F